UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

POWERSECURE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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POWERSECURE INTERNATIONAL, INC.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 13, 2011
To Our Stockholders:
The 2011 Annual Meeting of Stockholders of POWERSECURE INTERNATIONAL, INC. will be held at the Hampton Inn, 12318 Wake Union Church Road, Wake Forest, North Carolina, on Monday, June 13, 2011, at 9:00 a.m., local time, for the following purposes:
1.	To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified;

2.	To approve, by a non-binding advisory vote, the compensation of our named executive officers;

3.	To recommend, by a non-binding advisory vote, the frequency of future advisory votes on executive compensation;

4.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
The board of directors has fixed the close of business on April 18, 2011 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.
By Order of the Board of Directors,
Sidney Hinton
President and Chief Executive Officer
Wake Forest, North Carolina
April 28, 2011
YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You are requested to sign and date the enclosed proxy card and return it promptly in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States, or to submit your proxy by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card. If you attend the Annual Meeting and so desire, you may revoke your proxy and vote your shares in person.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders To Be Held on June 13, 2011:
The proxy statement and our 2010 Annual Report to Stockholders are available at
www.edocumentview.com/powr.

ii

POWERSECURE INTERNATIONAL, INC.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
PROXY STATEMENT
For The
2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 13, 2011
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
The board of directors of PowerSecure International, Inc. (“PowerSecure,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the board’s solicitation of proxies for use at our 2011 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at the Hampton Inn, 12318 Wake Union Church Road, Wake Forest, North Carolina, on Monday, June 13, 2011, at 9:00 a.m., local time. As a stockholder of record as of the close of business on April 18, 2011, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of Annual Meeting on or about April 28, 2011.
What information is contained in this proxy statement?
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our executive officers, and certain other required information. Our 2010 Annual Report to Stockholders, notice of the Annual Meeting and a proxy card are also enclosed.
What proposals will stockholders vote on at the Annual Meeting?
Stockholders will vote on four proposals at the Annual Meeting:
•	the election of two directors, each to serve for a term of three years and until his successor is duly elected and qualified (Proposal 1);

•	a non-binding advisory vote on the compensation of our named executive officers (Proposal 2);

•	a non-binding advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3); and

•	the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal 4).
We will also consider any other business that properly comes before the Annual Meeting, although we are not aware of any other business as of the date of this proxy statement.
How does the board of directors recommend that I vote my shares?
Our board of directors recommends that you vote your shares:
•	“FOR” the election of the two nominees to the board of directors (Proposal 1);

•	“FOR” the approval of the compensation of our named executive officers (Proposal 2);

•	“THREE YEARS” as the frequency of future advisory votes on executive compensation (Proposal 3); and

•	“FOR” the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal 4).

Who is entitled to vote at the Annual Meeting?
Each holder of record of shares of our common stock as of the close of business on April 18, 2011, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. You may vote all shares owned by you as of the record date, including shares that are held directly in your name as the stockholder of record, and shares that are held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. You may cast one vote for each share of common stock that you held on the record date. On the record date, 18,832,544 shares of common stock were outstanding and entitled to vote.
What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?
These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”
If your shares are held in the name of a broker, bank, trustee or other nominee as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your broker, bank, trustee or other nominee has enclosed or provided voting instructions for you to use in directing your broker or other nominee how to vote your shares.
Can I attend the Annual Meeting?
You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.
Can I vote my shares in person at the Annual Meeting?
If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as a stockholder of record or indirectly as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy by one of the methods described below. Proxy cards must be received by the time of the Annual Meeting in order for your shares to be voted. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker or other nominee.
By Internet—Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central Time, on June 13, 2011. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers or other nominees. Please check the voting instruction card for Internet voting availability.
By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central Time, on June 13, 2011. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers or other nominees. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers or other nominees and mailing them in the accompanying pre-addressed envelopes.
Can I revoke my proxy and change my vote after I submit my proxy?
Yes, you may revoke your proxy and change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	delivering a written notice of revocation to our Secretary; or

•	attending the Annual Meeting and voting your shares in person, although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.
For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.
How will my shares be voted if I sign and return my proxy card without specifying how they should be voted?
If you provide specific voting instructions, your shares will be voted as you specify. If you sign and return your proxy card at or prior to the Annual Meeting without specifying how your shares are to be voted, your shares will be voted as follows:
•	“FOR” the election of the two nominees to the board of directors (Proposal 1);

•	“FOR” the approval of the compensation of our named executive officers (Proposal 2);

•	“THREE YEARS” as the frequency of future advisory votes on executive compensation (Proposal 3); and

•	“FOR” the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal 4).
What is the quorum requirement for the Annual Meeting?
The quorum requirement is the minimum number of shares that must be present for us to hold and transact business at the Annual Meeting. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.
How are broker non-votes, votes withheld and abstentions treated?
Generally, “broker non-votes” occur on a matter when shares held of record by a broker or other nominee in street name for a beneficial owner are not voted on that matter because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that matter. A broker or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, a broker is not entitled to vote shares for a beneficial owner on non-routine items absent instructions from the beneficial owner of such shares. Broker non-votes count for the purposes of determining whether a quorum exists but do not count as entitled to vote with respect to an individual proposal and thus will have no effect on the outcome of any proposal at the Annual Meeting.

We expect that Proposals 1, 2 and 3 — the election of directors, the advisory vote on the compensation of our named executive officers and the advisory vote on the frequency of future advisory votes on executive compensation — will be non-routine matters. So, if you hold your shares in street name and do not instruct your broker how to vote your shares with respect to any of those proposals, then your broker is not permitted to vote your shares on that proposal and those shares will be counted as “broker non-votes.”
Votes withheld and abstentions are deemed present at the Annual Meeting and are counted for the purposes of determining whether a quorum exists, and will have the following effects on the proposals:
•	On Proposal 1, the election of directors, votes withheld from nominees will have no effect on the outcome of the election.

•	On Proposal 2, the advisory vote to approve the compensation of our named executive officers, abstentions will have the same effect as votes against such proposal.

•	On Proposal 3, the advisory vote on the frequency of future stockholder advisory votes to approve executive compensation, abstentions will have no effect on the frequency option selected by our stockholders.

•	On Proposal 4, the ratification of the appointment of Hein & Associates LLP as our independent auditors for 2011, abstentions will have the same effect as votes against such proposal.
If you sign your proxy card without specifying your voting instructions on any proposal, then your shares will be voted in accordance with a the recommendation of our board on such proposal. See “How will my shares be voted if I sign and return my proxy card without specifying how they should be voted?” above.
What vote is required to approve each Proposal?
On Proposal 1, the election of directors, directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the two nominees for director who receive the highest number of “FOR” votes will be elected to the board of directors.
On Proposal 2, the advisory vote to approve the compensation of our named executive officers, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on that proposal is required to approve that proposal. On Proposal 3, the advisory vote on the frequency of future advisory votes to approve executive compensation, the frequency option of one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency option selected by our stockholders. However, Proposals 2 and 3 are advisory and the results of the voting on those proposals are not binding on us, our board of directors or the Compensation Committee, although our board and the Compensation Committee will take the voting results of those proposals into consideration when taking future actions on the compensation of our named executive officers and when determining the frequency of future stockholder advisory votes on executive compensation.
On Proposal 4, the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2011 fiscal year, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on that proposal is required to ratify that appointment.
Is cumulative voting permitted for the election of directors?
No, you may not cumulate your votes for the election of directors.
What happens if additional matters are presented at the Annual Meeting?
Other than the four proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

Who will count the votes?
A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as the inspector of election at the Annual Meeting.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are held in more than one account. Please vote all your shares by signing, dating and returning each proxy card and voting instruction card that you receive.
How can I access the proxy materials and annual report electronically?
The notice of Annual Meeting, this proxy statement and our 2010 Annual Report to Stockholders are available on the Internet at www.edocumentview.com/powr.
Where can I find the voting results for the Annual Meeting?
We will file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting announcing the voting results at the Annual Meeting.
Who pays the costs of this proxy solicitation?
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, electronic communication or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities. We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials. In addition, we have engaged Georgeson Inc., a professional soliciting organization, to assist us in the solicitation of proxies for an estimated fee of $12,500, plus reimbursement for customary costs and expenses for those services. We have agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its agreement to assist us in the solicitation of proxies.

CORPORATE GOVERNANCE
We have long believed that solid corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our board of directors periodically reviews its corporate governance policies and practices in light of changes and developments in laws and regulations, including the rules and regulations of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, as well as best practices recommended by recognized authorities.
Corporate Governance Guidelines
Our board of directors has adopted a set of Corporate Governance Guidelines, which are intended to formalize the corporate governance practices to which we adhere through our board of directors and committees of the board. Our board reviews our Corporate Governance Guidelines at least annually, and from time to time may revise our Corporate Governance Guidelines to reflect new laws, regulations, requirements and evolving corporate governance practices. Our Corporate Governance Guidelines are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
Director Independence
Under our Corporate Governance Guidelines and as required by the listing standards of The NASDAQ Stock Market, a majority of the members of our board of directors must be “independent.” In order to assist it in determining the independence of our directors, our board has adopted a formal set of categorical standards, which we refer to as the Standards of Director Independence, based upon and consistent with the definitions of independent directors under applicable law, SEC rules and regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the current listing standards of The NASDAQ Stock Market. Under these Standards of Director Independence, a director will only be considered independent if the director is not an executive officer or employee of our company and the board of directors affirmatively determines that the director has no relationship which, in the opinion of our board, would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of a director. In making such determination, the board of directors considers all relevant facts and circumstances, including any transactions in which we participate and in which any director has any interest. Our Standards of Director Independence are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
The board of directors has affirmatively determined and concluded that four of its five members — Anthony D. Pell, Kevin P. Collins, John A. (Andy) Miller and Thomas J. Madden III, who are the non-management members of our board — are independent within the meaning and definition of that term under our Standards of Director Independence and the listing requirements of The NASDAQ Stock Market. Accordingly, a majority of the members of the board of directors is independent. In addition, our board has determined that each member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee is independent. In making its independence determinations, our board considered that Messrs. Collins, Miller and Madden are not executive officers or employees of our company and have no relationships with us other than as directors and stockholders. Our board also determined that the relationship of Mr. Pell as our non-executive Chairman of the Board, including the $15,000 that we will pay him in 2011 for his services as our Chairman, does not interfere with his exercise of independent judgment as a director.
Meetings of the Board of Directors
Our board of directors, which consists of five members, meets regularly throughout the year and holds special meetings and acts by unanimous written consent whenever circumstances require. The board of directors held a total of 14 meetings during 2010. During 2010, each director attended 100% of the total number of meetings of the board and of the committees of the board on which he served.
Committees of the Board of Directors
Our board of directors has established a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee meets regularly and operates under a formal written charter that has been approved by our board, which periodically reviews these committee charters and amends them as it deems appropriate. These committee charters are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” All members of each committee are independent directors.

Audit Committee
Our board of directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2010, the members of the Audit Committee were Anthony D. Pell (Chairman), Kevin P. Collins, John A. (Andy) Miller and Thomas J. Madden III. The board of directors has determined that each member of the Audit Committee is independent under our Standards of Director Independence, under the current listing standards of The NASDAQ Stock Market applicable to members of an audit committee and under Rule 10A-3 under the Exchange Act. The board of directors has also determined that each member of the Audit Committee is able to read and understand fundamental financial statements and qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met six times during 2010.
The purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight and monitoring responsibilities relating to:
•	the quality and integrity of our financial statements;

•	the quality and integrity of our auditing, accounting and financial reporting processes generally;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	our independent registered public accounting firm, including its engagement, compensation, qualifications, independence and performance; and

•	our compliance with legal and regulatory requirements.
The Audit Committee’s duties and responsibilities include:
•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the board of directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

•	appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•	reviewing and discussing with management, our internal accountants and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of Stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the board of directors, as requested, with respect to our financial, accounting and reporting practices.
The Audit Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Audit Committee Charter, as amended and restated by the board of directors on April 6, 2009, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Audit Committee Report is on page 55 of this proxy statement.

Compensation Committee
Our board of directors has established a Compensation Committee. During 2010, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell, Kevin P. Collins and Thomas J. Madden III. The board of directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Compensation Committee met 15 times during 2010.
The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:
•	reviewing and approving the compensation of our executive officers, including our Chief Executive Officer;

•	approving employment agreements for executive officers;

•	reviewing and approving the compensation of directors;

•	assisting the board of directors in administering and recommending changes to our stock and incentive compensation plans and programs;

•	reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on its review and discussion, recommending whether we include it in our proxy statement for our Annual Meeting of Stockholders; and

•	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of stockholders.
The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.
Since 2007, the Compensation Committee has engaged the services of an independent compensation consultant, Frederic W. Cook & Co. (“Cook”), to assist it in reviewing and designing the compensation program and policies for our named executive officers and for our non-employee directors. The Compensation Committee typically invites Cook to attend meetings where compensation actions are to be discussed and Cook’s advice and analysis is expected to be sought. Cook provides the Compensation Committee with advice and reviews management recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Compensation Committee’s Chairman outside of Compensation Committee meetings. Cook has not provided any services to us or received any fees from us other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by and reports directly to the Compensation Committee and not to management. Accordingly, the Compensation Committee believes that Cook is able to provide it with independent advice.
While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of Cook, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation are contained in the Compensation Discussion and Analysis included in “Executive Compensation.”
The Compensation Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Compensation Committee Charter, as amended and restated by the board of directors on January 18, 2007, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Compensation Committee Report is on page 38 of this proxy statement.

Nominating and Corporate Governance Committee
The board of directors has established a Nominating and Corporate Governance Committee. During 2010, the members of the Nominating and Corporate Governance Committee were Kevin P. Collins (Chairman), Anthony D. Pell, John A. (Andy) Miller and Thomas J. Madden III. The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee met five times during 2010.
The principal duties of the Nominating and Corporate Governance Committee are:
•	identifying individuals qualified to become members of the board of directors;

•	recommending qualified individuals for nomination to the board of directors;

•	assessing and advising the board of directors with respect to its composition, procedures and committees; and

•	reviewing and evaluating our Corporate Governance Guidelines and principles and recommending to the board of directors any changes that it deems necessary.
Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:
•	developing and applying qualifications for board membership;

•	monitoring, and recommending to the board, committee functions;

•	recommending board committee assignments;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing governance-related stockholder proposals and recommending board responses.
The Nominating and Corporate Governance Committee unanimously recommended the nominees standing for re-election at the Annual Meeting, which recommendation was unanimously approved by the board of directors.
The Nominating and Corporate Governance Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated by the board of directors on April 6, 2009, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
Risk Committee
The board of directors has established a Risk Committee. The members of the Risk Committee are Thomas J. Madden III (Chairman), Anthony D. Pell, Kevin P. Collins and John A. (Andy) Miller. The board of directors has determined that each member of the Risk Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Risk Committee met one time during 2010.
The principal duties of the Risk Committee are:
•	assessing, and providing oversight to management regarding the identification and evaluation of, major financial, business, strategic, operational, contractual, regulatory, information and external risks inherent in our business and operations and the control processes with respect to such risks;

•	overseeing our risk management, compliance and control activities;

•	overseeing the integrity of our systems of operational controls regarding legal and regulatory compliance; and

•	overseeing our compliance with legal and regulatory requirements, including, without limitation, with respect to the conduct of our business.
The Risk Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Risk Committee Charter, as adopted by the board of directors on March 4, 2010, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Board Leadership Structure
Our Corporate Governance Guidelines provide, as our board of directors has determined, that it is in the best interests of our company and our stockholders at this time to separate the roles and offices of the Chairman from the Chief Executive Officer in recognition of the differences between their roles, with an independent, non-executive director serving as the Chairman of the Board with principal responsibility for leading the board, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The board determined that this structure is optimal for us under our current circumstances because it allows Sidney Hinton, our Chief Executive Officer and the only member of the board who is not an independent director, to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing Anthony D. Pell, our independent Chairman, to lead and direct board meetings and to facilitate other board activities and the flow of information between management and directors. Mr. Pell has served as our non-executive Chairman of the Board since October 2008. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the board, strengthens the board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the board.
However, the board recognizes, and our Corporate Governance Guidelines acknowledge, that circumstances may change over time. Accordingly, the board of directors has not adopted a formal policy requiring us to separate the roles of Chairman and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances.
Executive Sessions
Executive sessions of independent directors, without any management directors or other members of management being present, are held at least twice a year, and more often if such directors deem appropriate. The sessions are scheduled and chaired by our non-executive Chairman of the Board. Any independent director can request that additional executive sessions be scheduled.
Director Attendance at Annual Meetings of Stockholders
The board expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All members of the board of directors attended the 2010 Annual Meeting of Stockholders.
Nominations of Directors
Identifying and Evaluating Nominees for Director
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In selecting candidates for nomination at an annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the board. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the board.
If there are board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the board of directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.” Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the board of directors. The nominees for election to the board of directors at the Annual Meeting were unanimously recommended by the Nominating and Corporate Governance Committee and were unanimously nominated by the full board, based on their qualifications, expertise, skills and their prior experience on our board.

Qualifications of Nominees for Director
The Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors the requisite qualifications and skills of new board candidates in the context of the current composition of the board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it has established certain criteria and qualifications that candidates for membership on the board of directors should possess. However, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the board of directors should have the following qualifications:
•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

•	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

•	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

•	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

•	The availability and a commitment to devote adequate time to the board and its committees and the ability to generally fulfill all responsibilities as a member of our board of directors, including to regularly attend and participate in meetings of the board, board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

•	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules and regulations.

•	The willingness to accept the nomination to serve as a member of our board of directors.
The Nominating and Corporate Governance Committee will also consider the following additional factors in connection with its evaluation of each prospective nominee:
•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the board.

•	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to us.

•	The composition of the board and whether the prospective nominee will add to or complement the board’s existing strengths.

From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific board needs that have arisen. While neither our board nor the Nominating and Corporate Governance Committee has adopted a specific or formal policy on diversity with respect to directors, they both share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Nominating and Corporate Governance Committee is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.
Recommendations and Nominations by Stockholders
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.
In addition, our by-laws permit stockholders to nominate directors for consideration at an annual meeting. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in our by-laws, which requirements are summarized at the end of this proxy statement under “Stockholder Proposals.” Nominations by stockholders for director candidates must fully comply with the requirements for stockholder nominations in our by-laws, including our timely receipt of proper notice from the proposing stockholder, and must be addressed to:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
A copy of the relevant provisions of our by-laws regarding the requirements for nominating director candidates may be obtained by a stockholder, without charge, upon written request to our secretary at the address above.
Communications with the Board of Directors
Any stockholder who wishes to communicate directly with the board of directors, any committee of the board or any specific director may do so by directing a written request addressed to such director or directors at our principal executive offices at the address listed above, attention Investor Relations. Communications directed to members of the board will be forwarded to the intended board members, unless such communication is deemed purely promotional, clearly unrelated to our business or to board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward, in which case our Investor Relations department has the authority to discard the communication or to take appropriate action regarding such communication.

Role of the Board in Risk Oversight
While management is responsible for the day-to-day management of the risks we face, the role of our board is to engage in the oversight of risk management. In fulfilling its risk oversight responsibility, our board utilizes the assistance of board committees in certain areas of risk. The board’s role in the risk oversight process includes receiving regular reports from members of senior management and from board committees on areas of material risk to us, including operational, financial, legal and regulatory, strategic and reputational risks, which enables the board to understand our risk identification, risk management and risk mitigation strategies.
Each board committee considers risk within its areas of responsibilities and keeps the board regularly informed through committee reports about such risks. The Risk Committee is primarily charged and responsible for overseeing this risk oversight process on behalf of the board, periodically discussing our policies with respect to risk assessment, risk management and risk mitigation, and regularly reporting to the full board on its risk oversight process. The Audit Committee assists the board with respect to risk management in the areas of accounting and financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the board with respect to the management of risks arising from our compensation policies and practices. The Nominating and Corporate Governance Committee assists the board with respect to the management of risks associated with board organization, membership and structure and with corporate governance. This allocation of risk oversight responsibilities enables the board and its committees to coordinate the risk oversight role. The Risk Committee and the full board consider our risk profile and focus on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.
We believe that the board’s leadership structure, as discussed above, is consistent with the roles of the board and the board committees in risk oversight. The board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the board within their areas of responsibility.
Codes of Ethics
We have adopted two codes of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. These codes are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
We have adopted the PowerSecure International, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner.
We have also adopted the PowerSecure International, Inc. Code of Business Conduct and Ethics, which is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.
If we make any amendment to, or grant any waiver from a provision of, either code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both. We also have adopted procedures to receive, retain and treat complaints regarding accounting practices, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees, customers, suppliers, stockholders and other interested persons of concerns regarding those matters.

Availability of Corporate Governance Documents
Our Corporate Governance Guidelines, board committee charters and codes of ethics are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” In addition, we will provide a copy of any of these corporate governance documents without charge upon written request addressed to us at:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries, and no member has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or of the Compensation Committee.
Access to Management and Outside Advisors
Our directors have full and unrestricted access to our management and employees. Additionally, from time to time key members of management attend board meetings to present information about the results, plans and operations of the business within their areas of responsibility. Our board and each of its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.
Stock Ownership Guidelines
Our board has adopted stock ownership guidelines for our directors, officers and certain key employees. These stock ownership guidelines are discussed below in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.” We believe these guidelines are consistent with our culture, which encourages a spirit and responsibility of ownership, including through the ownership of an equity interest in our company, and help align the interests of our directors, officers and key employees with our stockholders.

PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors currently consists of five members. The board is divided into three classes, designated as Class I, Class II and Class III, and members of each class serve staggered three year terms. The number of directors in each class is fixed to be as equal as possible, depending on the total number of members of the board. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified.
The terms of the two Class II directors expire at the Annual Meeting. Accordingly, two Class II directors will be elected at the Annual Meeting, each to serve for a term of three years and until his successor is duly elected and qualified. Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the board of directors has unanimously nominated Kevin P. Collins and John A. (Andy) Miller, who currently serve on our board, to be re-elected as Class II directors. All other current members of our board of directors will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.
Each of the nominees has agreed to continue to serve as a director if re-elected. The board has no reason to believe that either nominee will be unable to serve. However, if either nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee or nominees as the board of directors may designate, upon the recommendation of the Nominating and Corporate Governance Committee, unless the size of the board is reduced by the board of directors.
Set forth below is information as of the date of this proxy statement about the nominees and the continuing directors. In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and of each continuing director that led our Nominating and Corporate Governance Committee and our board to the conclusion that such person should serve as a director, we also believe that each nominee and each continuing director has demonstrated leadership experience, business acumen, a reputation for integrity and honesty, and an ability to exercise sound judgment, as well as a commitment of service to our company and our board. Our board and the Nominating and Corporate Governance Committee believe that these skills and qualifications, combined with the diverse backgrounds, experience, expertise and perspectives of our directors, contribute to robust and productive discussions in the boardroom and the ability of the board to work in a positive and collegial fashion that benefits our company and our stockholders by creating a strong and effective board. The Nominating and Corporate Governance Committee regularly reviews the composition of the board in light of our evolving business requirements and its assessment of the board’s performance to ensure that the board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts and the responsibilities it has. Based on all of these qualifications, the board believes that each of the nominees and each of the continuing directors has the appropriate set of skills and qualifications to serve as members of the board and to benefit our company and our stockholders as board members.
Nominees
Class II — Term Expires in 2014
Kevin P. Collins, 60, has served on our board of directors since March 2000. Mr. Collins also serves as the Chairman of the Nominating and Corporate Governance Committee and as a member of the other board committees. He has been a Managing Member of The Old Hill Company LLC, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992 he served as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins has served as a director of the following public companies: Key Energy Services, Inc., an oilfield service provider, since 1996; Applied Natural Gas Fuels, Inc., a liquefied natural gas provider, since November 2008; and The Penn Traffic Company, a food retailer, from 1999 to 2010. He has also served as a director of The Antioch Company LLC, a privately held direct sales company, since 2009.
Mr. Collins brings to our board 27 years of experience as a financial advisor with vast experience over that time serving as a member of many public and private company boards and board committees in a diversity of industries as well as serving as an advisor and consultant to many growing businesses. He holds extensive expertise in the fields of corporate governance, executive compensation and audit committee matters, and he has a broad and sophisticated range of experience in corporate strategy development and organizational acumen. Our board believes Mr. Collins’ skills, experiences and expertise, especially his diverse experience on other public company boards and his expertise on corporate governance, compensation and audit matters, as well as his 11 years of service on our board, make him well qualified to continue to serve on and to enhance the strengths of our board and board committees.

John A. (Andy) Miller, 68, has served on our board of directors since September 2007. Mr. Miller also serves as the Chairman of the Compensation Committee and as a member of the other board committees. He is the founder, Chairman and Chief Executive Officer of Miller Consulting Group, Boston, Massachusetts, a corporate and market positioning firm specializing in the information technology and financial services sectors. In 1977, he founded Miller Communications, one of the first firms to specialize in public relations for the IT industry. Prior to founding Miller Communications, Mr. Miller served in various capacities at Little, Brown & Co. and the Associated Press, and as Associate Editor of The Harvard Business Review. He currently serves on the Advisory Boards of Internet Capital Group, Azima, iMotions, Cymtec and Helium, Inc. He has also served as Adjunct Member of the Governor’s Committee on Telecom Policy for the State of Massachusetts, known as Mass Telecom, an early member of the Massachusetts Software Council, and Trustee of the Computer Museum.
Mr. Miller brings to our board more than 35 years of experience in the marketing and public relations industry with a focus on technology companies and with extensive sales and marketing expertise, as well as valuable experience and expertise in strategic planning and strong management and leadership skills. Our board believes Mr. Miller’s skills, experiences and expertise, especially his understanding of technology and growth companies and strategic planning, well qualify him to continue to serve on and provide valuable contributions to our board and board committees.
Continuing Directors
Class I — Term Expires in 2013
Sidney Hinton, 48, has served as our President and Chief Executive Officer since April 2007, and has served as the President, Chief Executive Officer and a director of PowerSecure, Inc., which we refer to as our PowerSecure subsidiary, since its incorporation in September 2000. He also serves as the Chairman and Chief Executive Officer of each of the subsidiaries of our PowerSecure subsidiary. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, Mr. Hinton was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy). From August 1997 until December 1998, he was the President and Chief Executive Officer of IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company.
As the founder and driving force behind the formation, development and growth of our PowerSecure subsidiary and as the leader of all of our business units, our board believes Mr. Hinton is uniquely and well qualified to serve on our board as its only management member. He brings to our board an extensive and valuable understanding of our business and of the markets and customers we serve and the products and services we provide as well as strong leadership of our company. In addition, Mr. Hinton brings to the board nearly 30 years of experience in the energy industry, serving as a leader and manager and with extensive relationships and contacts in the energy business especially within the utility segment. Our board greatly benefits from the valuable experience, expertise, leadership and guidance that Mr. Hinton provides to the board and to our company.
Class III — Term Expires in 2012
Anthony D. Pell, 72, has served on our board of directors since June 1994, serving as the Chairman of the Board since October 2008. Mr. Pell also serves as the Chairman of the Audit Committee and as a member of the other board committees. He was the President, Chief Executive Officer and a co-owner of Pelican Investment Management, an investment advisory firm that he co-founded in November 2001, until March 2011 when it was acquired by Eaton Vance Investment Counsel, an investment management firm, and since such time has served as a Senior Fiduciary Advisor of Eaton Vance. He was the President and a co-owner of Pell, Rudman & Co., an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, where he continued to serve as an employee until June 1995. Mr. Pell was a director of Metretek, Incorporated, a former subsidiary of our company, until it was acquired by us in March 1994. He was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.

Mr. Pell brings to the board more than 35 years of experience as an expert in the field of financial and investment advice, a deep background in public company strategy, acquisitions, financings and operations, extensive business organizational and planning skills, sophisticated business acumen in a broad diversity of businesses especially in the energy and technology industries, and strong management and leadership abilities. Our board believes Mr. Pell’s vast range and depth of skills, experiences and expertise, and his 17 years of service on our board, well qualify him to serve as the Chairman of the Board and constitute very valuable resources that benefit our entire board and all of our board committees.
Thomas J. Madden III, 63, has served on our board of directors since December 2008. Mr. Madden also serves as the Chairman of the Risk Committee and as a member of the other board committees. In 1991, he joined ScottMadden, Inc., a consulting firm dedicated to the utility and telecommunications industry, where he served as its Chief Executive Officer until 1998 and as its Chairman from 2000 until 2003, and where he has served on its Board of Directors since 1991 and as Of Counsel since 2003. Mr. Madden has also served as a director of A.P. Services, Inc., an international supplier of mechanical packing, gaskets and seals, since December 2010. From 1978 until 1991, Mr. Madden was a consultant with Theodore Barry & Associates, a consulting firm dedicated to serving the utility and energy industry, holding various executive positions including Chief Executive Officer. From 1974 until 1978, he was employed by Jersey Central Power & Light, a gas and electric utility, where he became head of the nuclear licensing group. From 1970 until 1974, he was a member of the technical staff of Bell Telephone Laboratories, modeling nuclear weapons effects for the development of the American anti-ballistic missile defense system.
Mr. Madden brings to our board over 30 years of experience as a leader, a manager and an advisor of management consulting firms in the electric, gas and telecommunications industries along with extensive knowledge and understanding of our industry and sophisticated expertise in the energy field. Our board believes Mr. Miller’s skills, experiences and expertise, as a business leader and as an expert in the field of energy, provide valuable contributions that benefit, and well qualify him to serve on, our board and board committees.
Vote Required
The two nominees receiving the highest number of affirmative votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected as directors.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the election of Kevin P. Collins and John A. (Andy) Miller to the board of directors. Proxy cards properly signed and returned to us at or prior to the Annual Meeting will be so voted, unless contrary instructions are specified.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background of this Proposal
The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. This proposal is commonly referred to as a “say-on-pay” proposal.
Executive Compensation Program and Philosophy
As described in greater detail below under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders through our executive compensation program. At the core of our executive compensation program is our “pay-for-performance” philosophy that links executive compensation levels and opportunities to the achievement of our overall strategy and business goals. Under our executive compensation program, our named executive officers are rewarded for the achievement of both specific corporate financial goals and individual performance goals that we believe drive the creation of stockholder value.
Our executive compensation program is designed by our Compensation Committee, with the assistance of its independent compensation consultant, to provide incentives for, reward, retain and, in the case of new hires, attract highly driven and successful executive officers who are critical for us to achieve our short-term and long-term strategic and operational business and financial goals and to enhance shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that it achieves the desired goals of incentivizing performance and aligning our executive compensation structure with our stockholders’ interests. We believe that our executive compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles and supports our pay-for-performance philosophy on a risk-appropriate and balanced basis, which is evidenced by the following:
•	Our executive compensation program is comprised of a variety of elements, including base salary, annual cash bonuses and equity awards, intended to both reward and incentivize performance and increase stockholder value within a balanced and well-adjusted risk-based framework.

•	A significant portion of our total executive compensation is provided in the form of performance-based, “at-risk” compensation, with significant upside potential for strong performance, as well as downside exposure for underperformance.

•	Our annual cash bonuses for our named executive officers are performance based and tied to the achievement of key corporate financial or individual goals, which we believe enhance stockholder value.

•	Our long-term equity incentive plan includes a mix of restricted stock and performance shares with vesting terms that are designed to motivate retention and performance as well as to align the interests of our named executive officers with the interests of our stockholders.

•	Our executive compensation decisions take into account the dynamic financial and business markets in which we operate, and in connection therewith our named executive officers waived their earned bonuses for 2009 and we have frozen the salaries for the named executive officers in 2011.

•	We have adopted an executive compensation recoupment or clawback policy that allows us to recover incentive compensation awarded to our named executive officers if it was based on financial results that were subsequently determined to be inaccurate.

•	We have adopted stock ownership guidelines requiring our named executive officers, as well as our directors and other key management employees, to maintain minimum and meaningful levels of stock ownership.

•	Our named executive officers, and our directors, are prohibited from engaging in hedging transactions or pledging our shares as collateral for loans, except in unique and limited situations approved by our board with full knowledge.

•	We do not provide for any tax gross-ups as to any compensation payable to our named executive officers.

•	All members of our Compensation Committee, and the compensation consultant engaged by the Compensation Committee, are independent.

•	We have implemented a number of risk-mitigating measures so that our executive compensation program is structured to motivate and reward our named executive officers for taking appropriate business risks while at the same time avoiding pay practices that incentivize excessive risk-taking, as confirmed by our annual compensation risk assessment conducted by the Compensation Committee’s independent compensation consultant.
We believe that our executive compensation actions are aligned with our pay-for-performance philosophy while appropriately balancing risk and reward. Our executive team successfully managed our company through the recent dramatic economic downturn, helping us achieve solid financial performance in 2010 despite the challenging economic and business environment of recent years, and we believe our executive compensation program has been instrumental in motivating our executives to achieve this strong financial performance. Specifically, in fiscal 2010 our consolidated revenues from continuing operations grew by 14% over fiscal 2009. Our diluted earnings per share, including discontinued operations, increased by 19% to $0.19 in 2010 as compared to $0.16 in 2009. Additionally, our gross margins reached record levels in the fourth quarter of fiscal 2010 and our revenue backlog for sales after December 31, 2010, as announced March 10, 2011, also reached a record level of $150 million. Moreover, during 2010 our named executive officers made key strategic decisions that strengthened the foundation and future prospects of our company, including enhancing our balance sheet and liquidity through the sale of the non-core Southern Flow business for $16.5 million in net cash proceeds, extending the term of and modifying our credit facility in light of the sale of Southern Flow, expanding our Energy Efficiency business unit through acquisitions, and investing, through capital and personnel, in the development of the future of all of our business units to support our future growth, profitability and success.
We are asking our stockholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this proxy statement. This proposal is intended to provide an overall assessment of the compensation of our named executive officers, rather than focus on any specific item of compensation. Accordingly, we are recommending that our stockholders vote FOR the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”
Vote Required
The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to approve the compensation of our named executive officers. Because this proposal is advisory, the results of the vote on this proposal will not be binding on us, our board of directors or the Compensation Committee. However, the board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the voting results on this proposal when making future decisions regarding the compensation of our named executive officers.
Recommendation
The board of directors unanimously recommends that stockholders vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Background of the Proposal
The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission. By voting on this proposal, stockholders may indicate whether they prefer that we conduct future advisory votes on executive compensation every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
Frequency of Future Advisory Votes on Executive Compensation
Our board of directors, upon the recommendation of the Compensation Committee, has determined that an advisory vote on the compensation of our named executive officers that occurs once every three years is the most appropriate option for us. We believe that such an advisory vote should take place every three years primarily because our executive compensation program is designed to drive long-term shareholder value creation. As described in the Compensation Discussion and Analysis section, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we grant stock awards with multi-year performance and service vesting periods to encourage our named executive officers to focus on long-term performance. Thus, a vote on executive compensation every three years would allow our executive compensation programs to be evaluated over a corresponding long-term time-frame.
In determining to recommend that stockholders vote for a frequency of once every three years, the board considered that an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations and potentially one-time fluctuations in our business results or executive compensation. In this regard, because the advisory vote on executive compensation in any given year occurs at the annual meeting after we have already designed and implemented our executive compensation program for that year, and because the different elements of compensation are designed to operate in a integrated manner and to complement one another, we expect that in many cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. Our board concluded that an annual vote on executive compensation would not allow for changes to our executive compensation policies and practices, including changes made in response to the outcome of a prior advisory vote on executive compensation, to be in place long enough for stockholders to meaningfully evaluate them.
An advisory vote occurring once every three years will provide our Compensation Committee and our board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation program that may be appropriate in light of the vote. A triennial advisory vote will also provide our stockholders with time to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation, and to better judge our executive compensation program in relation to our long-term performance.
In addition, we have in the past and we will in the future continue to be engaged with our stockholders on a number of topics, including regarding our executive compensation program, during the period between advisory votes on executive compensation. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation program.

This vote is advisory and not binding on us, our board of directors or our Compensation Committee in any way. However, our board of directors recognizes that our stockholders may have different views as to the best approach for us, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future advisory votes on executive compensation. Accordingly, our board of directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation and currently expect to be guided by, and to implement, the frequency option that receives the most votes by stockholders on this proposal in determining the frequency of future say-on-pay votes. However, the board and the Compensation Committee may decide that it is in the best interests of our company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency option receiving the most votes cast by our stockholders.
At the Annual Meeting, stockholders will have the opportunity to choose among four options on this proposal: holding the advisory vote every year, every two years or every three years, or abstaining from the vote. Therefore, stockholders will not be voting to approve or disapprove the recommendation of the board.
Stockholders may cast a vote on their preferred voting frequency by selecting the option of one year, two years, or three years, or by abstaining from voting, when they vote at the Annual Meeting on the following resolution:
“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement, should be every year, every two years, or every three years.”
Vote Required
Stockholders are not being asked to approve or disapprove of the board’s recommendation, but rather to indicate their choice among the frequency options. The voting frequency option of one year, two years or three years that receives the highest number of votes cast by stockholders will be deemed to be the frequency option for future advisory stockholder votes on executive compensation that has been selected by our stockholders, even if it receives less than a majority of all votes cast on this proposal.
Because this proposal is advisory, the results of the vote on this proposal will not be binding on us, our board of directors or the Compensation Committee. However, our board of directors and the Compensation Committee value the opinion of our stockholders and thus will carefully consider and currently expect to be guided by, and to implement, the frequency option that receives the most votes in determining the frequency of future advisory stockholder votes on executive compensation, although they may decide that it is in the best interests of our company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency option selected by our stockholders.
Recommendation
The board of directors unanimously recommends that stockholders vote for the frequency option of once every “THREE YEARS” as the frequency for future advisory shareholder votes on executive compensation. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
The Audit Committee of the board of directors has appointed Hein & Associates LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Hein has served as our independent registered public accounting firm since 2004. In addition, Hein provides us with certain audit-related and tax services as described below.
Stockholder ratification of the appointment of Hein as our independent registered public accounting firm is not required by our by-laws or by any other applicable legal requirement. However, we are submitting the appointment of Hein to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment of Hein, then the Audit Committee may reconsider the appointment of Hein, although it may still determine to retain its appointment. Even if the appointment of Hein is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for fiscal 2011 at any time after the Annual Meeting if it determines that such a change would be in the best interests of our company and our stockholders.
We expect that one or more representatives of Hein will be present telephonically at the Annual Meeting, and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.
The aggregate fees billed for professional services rendered to us by Hein for fiscal 2010 and fiscal 2009 were as follows:

	Fees
	2010	2009
Audit Fees (1)	$357,807	$359,301
Audit-Related Fees (2)	44,125	44,807
Tax Fees (3)	12,825	14,665
All Other Fees	0	0

Total	$414,757	$418,773

(1)	“Audit Fees” represents fees for professional services rendered for the audit of our consolidated annual financial statements, the audit of our internal control over financial reporting, and the review of our consolidated interim financial statements included in our Quarterly Reports on Form 10-Q.

(2)	“Audit-Related Fees” represents fees for professional services rendered for the audit of our 401(k) plan, the audit of our PowerSecure subsidiary on a stand-alone basis, and the audit of Marcum Midstream 1995-2 Business Trust, an unconsolidated affiliate.

(3)	“Tax Fees” represents fees for professional services rendered by Hein for tax compliance, tax advice and tax planning.
The Audit Committee has determined that the provision of non-audit services by Hein in fiscal 2010 and fiscal 2009 was compatible with maintaining their independence.
Audit Committee Pre-Approval Policy
The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to one or more of its members. Any such members must report any decisions to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Hein as our independent registered public accounting firm during fiscal 2010 were pre-approved by the Audit Committee.

Vote Required
The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2011.
Recommendation
The Audit Committee and our board of directors unanimously recommend that stockholders vote “FOR” the ratification of the appointment of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information regarding the beneficial ownership of our common stock as of April 18, 2011 (except as otherwise noted) by:
•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers (as defined on page 26); and

•	all of our current directors and executive officers as a group.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587. The information provided in the table below is based on our records, information filed with the SEC and information provided to us.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)

Gruber & McBaine Capital Management, LLC (3) 50 Osgood Place, Penthouse San Francisco, CA 94133	1,869,400	9.9
BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	1,124,479	6.0
Dimensional Fund Advisors LP (5) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,043,646	5.5
Sidney Hinton (6)	855,346	4.5
Christopher T. Hutter (7)	28,223	*
Gary J. Zuiderveen (8)	115,798	*
Anthony D. Pell (9)	207,519	1.1
Kevin P. Collins (10)	65,131	*
John A. (Andy) Miller (11)	16,310	*
Thomas J. Madden III	27,094	*
All current directors and executive officers as a group (7 persons)(12)	1,315,421	6.9

*	Less than 1%.

(1)	For purposes of this table, we have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of April 18, 2011 through the exercise of any stock option or other right. In addition, such shares that the beneficial owner has the right to acquire are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Unless otherwise indicated in these notes, we believe, based on the information furnished to us, that each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

(2)	The percentage ownership is based upon 18,832,544 shares of common stock outstanding as of April 18, 2011.

(3)	Information based upon Schedule 13G filed with the SEC on January 24, 2011 by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine, Eric B. Swergold and Lagunitas Partners, indicating beneficial ownership as of December 31, 2010. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner. GMCM and Messrs. Gruber, McBaine and Swergold constitute a group within the meaning of Rule 13d-5(b) under the Exchange Act. GMCM is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. GMCM has shared voting and dispositive power with respect to 1,307,138 shares. Mr. Gruber has sole voting and dispositive power with respect to 283,060 shares and shared voting and dispositive power with respect to 1,307,138 shares. Mr. McBaine has sole voting and dispositive power with respect to 279,202 shares and shared voting and dispositive power with respect to 1,307,138 shares. Mr. Swergold has shared voting and dispositive power with respect to 1,307,138 shares. Lagunitas Partners has shared voting and dispositive power with respect to 1,034,215 shares. Lagunitas Partners is not a member of any group and disclaims beneficial ownership of the securities with respect to which its ownership is reposited.

(4)	Information based upon Schedule 13G filed with the SEC on February 8, 2011 by BlackRock, Inc., a parent holding company, indicating beneficial ownership as of December 31, 2010, and includes shares owned by various subsidiaries of BlackRock, Inc.

(5)	Information based upon Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP indicating beneficial ownership as of December 31, 2010. Dimensional Fund Advisors LP has sole voting and dispositive power with respect to 1,026,777 shares and shared voting and dispositive power with respect to 1,043,646 shares. Dimensional Fund Advisors LP is a registered investment adviser that furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(6)	Includes 175,000 shares that may be acquired by Mr. Hinton upon the exercise of currently exercisable stock options. Includes 20,000 shares pledged as collateral to secure a commercial loan the proceeds of which were used to finance the exercise of stock options.

(7)	Includes 5,000 shares that may be acquired by Mr. Hutter upon the exercise of currently exercisable stock options.

(8)	Includes 38,000 shares that may be acquired by Mr. Zuiderveen upon the exercise of currently exercisable stock options.

(9)	Includes 3,237 shares held in trust for the benefit of Mr. Pell’s wife and 10,100 shares held in an account of Mr. Pell’s daughter that is managed by Mr. Pell. Also includes 17,500 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options. Includes 39,962 shares pledged as collateral under a personal margin account of which these shares constitute only a portion of the collateral.

(10)	Includes 28,611 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options.

(11)	Includes 15,000 shares that may be acquired by Mr. Miller upon the exercise of currently exercisable stock options.

(12)	Includes 279,111 shares that may be acquired upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 18, 2011 by our current directors and executive officers. See notes (6) through (11).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis section of this proxy statement addresses the executive compensation program for our named executive officers: Sidney Hinton, our President and Chief Executive Officer, Christopher T. Hutter, our Executive Vice President and Chief Financial Officer, and Gary J. Zuiderveen, our Vice President of Financial Reporting, Controller and Principal Accounting Officer. In this “Executive Compensation” section, when we refer to our executives, our officers or our executive officers we mean these named executive officers, unless the context otherwise provides or requires.
Our executive compensation program is designed to provide incentives for, reward, retain and, in the case of new hires, attract highly driven and successful executive officers who are critical for us to achieve our short-term and long-term strategic and operational business and financial goals and to enhance shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We seek to closely align the interests of our named executive officers with the interests of our stockholders through our executive compensation program, which has been designed by our Compensation Committee with the assistance of its independent compensation consultant. At the core of our executive compensation program is our “pay-for-performance” philosophy that links compensation levels to achievement of our overall strategy and business goals. We believe that our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles and drives performance on a risk appropriate basis.
Under our executive compensation program, our named executive officers are rewarded for the achievement of both specific corporate financial and strategic goals as well as individual performance goals that are designed and intended to drive the creation of stockholder value. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that our executives achieve the desired goals of incentivizing performance and aligning our executive compensation structure with our stockholders’ interests. This includes establishing performance targets and individual performance goals based on our strategic and operating plans.
Highlights of our executive compensation program include:
•	Our executive compensation program is comprised of a variety of elements, including base salary, annual cash bonuses and equity awards, intended to both reward and incentivize performance and increase stockholder value within a balanced and well-adjusted risk-based framework.

•	A significant portion of our total executive compensation is provided in the form of performance-based, “at-risk” compensation, with significant upside potential for strong performance, as well as downside exposure for underperformance.

•	Our annual cash performance-based bonuses for our Chief Executive Officer and our Chief Financial Officer are primarily based on the achievement of key corporate financial goals, our consolidated pre-tax earnings per share and our consolidated revenues, which are performance-based and we believe likely to enhance stockholder value.

•	Our long-term equity incentive plan includes a mix of restricted stock and performance shares with vesting terms that are designed to motivate retention and performance as well as to align the interests of our named executive officers with the interests of our stockholders.

•	We link our compensation practices to the financial and business markets and outlook, and in connection therewith our named executive officers waived their earned bonuses for 2009 and we have frozen the salaries for the named executive officers in 2011.

•	Cash bonuses to our Chief Executive Officer and our Chief Financial Officer for 2010 reflect our solid performance during fiscal 2010 and were in amounts directly corresponding to our level of performance.

•	We have adopted an executive compensation recoupment or clawback policy that allows us to recover incentive compensation awarded to our executive officers if it was based on financial results that were subsequently determined to be inaccurate.

•	We have adopted stock ownership guidelines requiring our executive officers, as well as our directors and other key management employees, to maintain minimum and meaningful levels of stock ownership.

•	Our executive officers, and our directors, are prohibited from engaging in hedging transactions or pledging our securities as collateral for loans, except in unique and limited situations approved by our board with full knowledge.

•	We do not provide for any tax gross-ups as to any compensation payable to our executive officers.

•	All members of our Compensation Committee, and the compensation consultant engaged by the Compensation Committee, are independent.

•	We have implemented a number of risk-averse measures so that our executive compensation program is structured to motivate and reward our executive officers for taking appropriate business risks while at the same time avoiding pay practices that incentivize excessive risk-taking, as confirmed by our annual compensation risk assessment conducted by the Compensation Committee’s independent compensation consultant.
We believe that our executive compensation actions for 2010 aligned with our pay-for-performance philosophy and also aligns the interest of our named executive officers with the long-term interests of our stockholders while appropriately balancing risk and reward. Our executive team successfully managed our company through the recent dramatic economic downturn, helping us achieve solid financial performance in 2010 despite the challenging economic and business environment of recent years, and we believe our executive compensation program has been instrumental in helping us achieve this strong financial performance. Specifically, in fiscal 2010 our consolidated revenues from continuing operations grew by 14% over fiscal 2009. Our diluted earnings per share, including discontinued operations, increased by 19% to $0.19 in 2010 as compared to $0.16 in 2009. Additionally, our gross margins reached record levels in the fourth quarter of fiscal 2010 and our revenue backlog for sales after December 31, 2010, as announced March 10, 2011, also reached a record level of $150 million. Moreover, during 2010 our named executive officers made key strategic decisions that strengthened the foundation and future prospects of our company, including enhancing our balance sheet and liquidity through the sale of the non-core Southern Flow business for $16.5 million in net cash proceeds, extending the term of and modifying our credit facility in light of the sale of Southern Flow, expanding our Energy Efficiency business unit through acquisitions, and investing, through capital and personnel, in the development of the future of all of our business units to support our future growth, profitability and success.
Overview of Compensation Committee
The Compensation Committee of our board of directors is responsible for establishing and administering the compensation program and policies for our executive officers as well as developing and monitoring our compensation program and philosophy for our employees generally. The Compensation Committee approves all compensation paid to our executive officers, establishes our compensation policies for our executive officers, reviews and approves our general compensation policies for our non-executive employees and also oversees the administration of our stock plan under which grants of stock options and restricted stock may be made to our executive officers and employees.
During 2010, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell, Kevin P. Collins and Thomas J. Madden III. The board of directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market.
Objectives and Philosophy of Executive Compensation Program
Our executive compensation program is designed to allow us to attract, retain, motivate and reward highly qualified and industrious executives and to enhance stockholder value driven by a pay-for-performance philosophy within a risk-balanced program. We have developed an effective compensation program that entices outstanding talent to join our company, encourages professional growth in our officers and employees, motivates and rewards outstanding individual and corporate performance and creates a path towards corporate excellence. Our executive compensation program is designed to accomplish the following objectives:
•	to attract and retain highly talented and productive executive officers;

•	to provide incentives and rewards for our executive officers to be strong leaders and managers, to perform at a superior level and to achieve important financial and strategic goals;

•	to align the interests of our executive officers with the interests of our stockholders; and

•	to develop a strong “pay-for-performance” culture on a risk appropriate basis.
To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of four basic components:
•	base salary;

•	short-term incentive compensation in the form of annual cash bonuses;

•	long-term incentive compensation in the form of stock options, restricted stock and performance-based restricted stock; and

•	perquisites and general benefit programs.
Our compensation program is designed to be performance-driven, which we believe is in the best interests of our stockholders. We seek to design our compensation program with a goal of maximizing corporate performance and enhancing stockholder value.
Compensation Committee Processes and Procedures
Overview of Processes and Procedures
The Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s named executive officers. In fulfilling its duties and responsibilities, as discussed below, the Compensation Committee seeks the input and recommendations of our Chief Executive Officer and of the Compensation Committee’s independent compensation consultant with respect to both overall compensation practices and guidelines and specific compensation decisions. Annually, the Compensation Committee reviews the base salaries, establishes the annual bonus and incentive compensation plans, goals and arrangements and evaluates the long-term incentives and overall compensation levels of our named executive officers. The Compensation Committee generally makes these critical annual compensation decisions during March and April of each year, when the Compensation Committee has available the results of the prior year’s annual consolidated financial results.
During its annual review of the named executive officers, the Compensation Committee considers the value of the overall role and contribution of each named executive officer, including the impact that the named executive officer has had on the achievement of our corporate performance and on our strategic, financial and operating goals. In making compensation decisions, the Compensation Committee also analyzes tally sheets for each of the executive officers that show the dollar amount of each component of the executive officer’s compensation. The Compensation Committee also considers the recommendations of our Chief Executive Officer, the advice of its independent compensation consultant and, from time to time, general industry survey data of executive compensation practices at other companies. While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of its compensation consultant, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. After considering these recommendations and making its own evaluation, the Compensation Committee establishes the base salary, annual bonus and incentive programs and targets and long-term compensation for the named executive officers.
In general, the Compensation Committee’s compensation process involves a combination of establishing proper metrics for certain compensation elements, such as the annual incentive compensation plan and performance-based stock awards, with other compensation elements being subjective and based primarily on the judgment of the members of the Compensation Committee. In making compensation decisions, the Compensation Committee considers such factors as it deems relevant, appropriate, reasonable and in the best interests of the stockholders, including individual performance, corporate performance, the recommendations of our Chief Executive Officer, the advice of its independent compensation consultant, and the knowledge and experience of the members of the Compensation Committee. Subject to exceptions from time to time as it deems appropriate, the Compensation Committee does not specifically utilize peer company comparisons to establish executive compensation levels, although it may consider general industry pay survey data in assessing the reasonableness of compensation and ensuring that compensation levels at our company remain competitive. The Compensation Committee believes that, due to the diversification, market niches and size of our company, it is difficult to establish a meaningful peer group or to make meaningful comparisons with other companies. Accordingly, the Compensation Committee believes that its members, with the assistance and recommendations of our Chief Executive Officer and the advice of its independent compensation consultant, are generally best situated to make compensation decisions.
The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.
Role of Our Executive Officers
The Compensation Committee considers, and factors into its decision-making process, recommendations from our Chief Executive Officer regarding the compensation of other executives. Our Chief Executive Officer typically provides the Compensation Committee with his annual recommendations for each executive officer’s compensation, either directly through recommended salary adjustments, bonuses earned and equity awards or indirectly through performance evaluations. Our Chief Executive Officer often makes these recommendations to the Chairman of the Compensation Committee without participating in meetings of the Compensation Committee. Although from time to time our Chief Executive Officer is invited to and participates in meetings discussing the compensation of other executive officers, he is not present for any portions of meetings when his compensation is being determined. No other executive officer was actively involved in the evaluation, design or administration of our executive compensation program, other than providing information from time to time requested by the Compensation Committee.
Role of Independent Compensation Consultant
The Compensation Committee has engaged and regularly consults with Frederic W. Cook & Co., its independent compensation consultant, in performing its duties and considers its advice and recommendations before taking actions and making decisions on executive compensation. Since 2007, the Compensation Committee has utilized Cook to assist it with establishing our executive compensation program and setting the elements of the compensation of executive officers, including base salaries, bonus and incentive compensation plans and arrangements and equity granting practices. The Compensation Committee typically invites Cook to attend meetings where compensation actions are to be discussed and Cook’s advice and analysis is expected to be sought. Cook provides the Compensation Committee with advice and recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Compensation Committee’s Chairman outside of Committee meetings. Cook has not provided any services to, or received any fees from, our company or management other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by and reports directly to the Compensation Committee and not to management. Accordingly, the Compensation Committee believes that Cook is able to provide it with independent advice and consultation services.
Components of Executive Compensation
General Executive Compensation Performance Factors
The Compensation Committee believes that the compensation and incentives of each named executive officer should be significantly influenced by a combination of the named executive officer’s individual contribution and performance and of our corporate performance and the executive’s contribution to that performance. Prior to 2010, the Compensation Committee had generally used a subjective approach to determining payouts under our incentive plans for our named executive officers with certain incentives being formulaic, such as the annual bonus for our Chief Executive Officer and the vesting conditions for the performance-based restricted stock awarded to our named executive officers. With the adoption of our executive incentive compensation plan in 2010, the Compensation Committee has tied the majority of the annual cash bonus payouts for our Chief Executive Officer and our Chief Financial Officer to the achievement of key corporate financial goals that are objective, that are linked to our annual business plan and strategy and that the Compensation Committee believes are key components in increasing stockholder value. We continue to have discretionary components in certain portions of our executive compensation program, as to which the Compensation Committee considers certain specific qualitative factors of individual performance and contribution to corporate performance, as well as our financial and operating performance taking into account the overall economic and operating environment in which we conduct our business.

For Mr. Hinton, our Chief Executive Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his leadership skills, his ability to successfully execute the company’s business plan and achieve the desired results, his ability to establish efficient and effective policies and procedures to govern the company’s operations, his ability to establish and comply with sound corporate governance practices, his ability to identify and evaluate business risks and his ability to communicate effectively with stockholders.
For Mr. Hutter, our Chief Financial Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his performance with respect to investor communications and messaging, compliance with the Sarbanes-Oxley Act, GAAP and the rules and regulations of the SEC, planning analytics, treasury management and capital structure planning and execution, M&A analytics and execution, his contributions to our business plan and strategic direction, and relationships with employees, the leadership team, banks, investors and our board.
For Mr. Zuiderveen, our Principal Accounting Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his performance with respect to the timely filing of all financial reports, ensuring financial statements were in compliance with GAAP, understanding of new accounting pronouncements, maintaining accurate accounting records, supporting our Chief Executive Officer and our Chief Financial Officer in financial disclosure and business planning, timely and accurate financial reporting to the board, coordination with our external auditors, coordination with our internal controls consultants, relationships with subsidiary accounting teams, and the support of subsidiary controllers in matters of taxes, accounting policies and procedures, internal controls and financial reporting matters.
The principal factors that our Compensation Committee considered with respect to each element of our named executive officers’ compensation packages are summarized below. Our Compensation Committee may, however, in its discretion apply entirely different factors with respect to the various elements of executive compensation in future years.
Pay Mix
For 2010, base salary accounted for approximately 56.5% of the total compensation of the named executive officers and annual bonuses and incentive awards accounted for the remaining approximately 43.5% of the total compensation of the named executive officers. In 2010, no stock awards were made to the named executive officers, in light of the large grants of restricted stock, including service shares and performance shares, made to all the named executive officers in 2007 with vesting terms through 2012, and in light of the grants of stock options made to Messrs. Hutter and Zuiderveen in 2008 with vesting terms through 2013. Accordingly, the pay mix in 2010, as computed in accordance with the Summary Compensation Table, was skewed entirely towards cash compensation. The pay mix in 2011 is likely to continue to be predominantly cash-based because these prior stock awards limit the need for additional equity grants to be made to the named executive officers in the near future.
Base Salary
Generally. We establish base salaries for our named executive officers in amounts that are intended to provide them with sufficient, regularly-paid income to compensate them for their services rendered to us during the fiscal year. Since it is the most stable component or our executive compensation program and not at risk, the base salary is intended to provide financial stability to executives in order to attract and retain qualified and experienced individuals. Base salaries are also sometimes used in measuring other compensatory opportunities, such as bonuses and incentive compensation arrangements, which can be set at a percentage of base salary, and severance arrangements, which for the named executive officers is based in part upon a multiple of base salary.
The base salary for each named executive officer is reviewed annually and may be adjusted in the discretion of the Compensation Committee. The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, salary levels in effect for comparable positions within and without our industry, internal base salary comparability considerations, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee considers the recommendation of our Chief Executive Officer for other executive officers, the advice of its independent consultant, and benchmark salary data for comparable executives in similarly sized companies. The benchmark salary data reviewed in 2009 and 2010 were compiled by Cook from major third-party general industry pay surveys and reflected salary levels for executives at companies with annual revenues less than $500 million. The Compensation Committee did not use any peer review comparisons in 2010.

For 2010. In December 2009, in connection with the amendment of Mr. Hinton’s employment agreement to change his bonus formula and to eliminate previous severance arrangements under certain events of termination, the Compensation Committee approved an increase in Mr. Hinton’s base salary for 2010, reflecting the outstanding performance of Mr. Hinton as our Chief Executive Officer, especially in leading us through the economic turmoil that adversely affected our markets and our customers during 2009. This was the first increase in Mr. Hinton’s base salary since his compensation as our Chief Executive Officer was established in 2007. In March 2010, the Compensation Committee approved increases in the base salaries of Messrs. Hutter and Zuiderveen for fiscal 2010, reflecting their contributions to our outstanding corporate performance in the face of strong adverse economic and business conditions in 2009. The Compensation Committee concluded that these base salary adjustments were fair, reasonable and appropriate and supported our compensation objectives.
For 2011. In March 2011, the Compensation Committee decided not to adjust, but rather to freeze at 2010 levels, the base salaries of our named executive officers for 2011, in light of our general efforts to control costs and overhead and to focus management on the incentives provided through our pay-for-performance bonus plans.
The following table shows the levels of the base salaries of the named executive officers approved by the Compensation Committee since 2009:

	Base Salary
Name	2009	2010	2011
Sidney Hinton	$485,000	$550,000	$550,000
Christopher T. Hutter	300,000	312,000	312,000
Gary J. Zuiderveen	205,000	210,000	210,000
Annual Cash Bonuses and Incentives
Generally. We typically grant bonuses to our named executive officers after the end of each year for their services and performance over the prior year. These bonuses are payable in cash and earned based on financial and individual performance objectives that are determined at the beginning of the fiscal year and assessed by the Compensation Committee after the end of the year. These bonuses are intended to provide incentives to our named executive officers on an annual basis to deliver performance that supports our business and strategic goals and enhances our financial results.
Executive Incentive Plan. In April 2010, upon the recommendation of the Compensation Committee, our board adopted our 2010 Executive Incentive Compensation Plan. The executive incentive plan is a cash incentive program designed to motivate participants to perform to the best of their abilities and achieve our financial and other performance objectives, with the goal of enhancing stockholder value. The executive incentive plan was adopted in conjunction with, and as a result of, the amendment and restatement of Mr. Hinton’s employment agreement on December 17, 2009. The amended agreement eliminated Mr. Hinton’s prior annual bonus arrangement, which was formulaic and based on the adjusted cash flow from operations of our PowerSecure subsidiary, and was replaced by the board’s commitment to institute an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals at the time, with an annual bonus target opportunity equal to Mr. Hinton’s annual base salary at the time.
Under the executive incentive plan, the Compensation Committee selects the executives and other key employees of the Company who will be participants in the plan and eligible to earn awards under the plan. At the beginning of each performance period, which generally will consist of one fiscal year, the Compensation Committee will establish the performance goals for each participant, the weighting of those performance goals and the awards payable to each participant based on the achievement of those performance goals. The participant’s award opportunity will typically be expressed as a percentage of base salary earned during the applicable performance period. Participants will be eligible to receive an award under the plan only if and to the extent performance goals predetermined by the Compensation Committee are achieved. The Compensation Committee has the discretion to reduce or eliminate any award under the executive incentive plan.

The performance goals may be based on corporate financial measures (including, but not limited to, revenues, operating income, pre-tax income, net income, gross profit, costs, cash position, cash flow, free cash flow, operating cash flow, EBITDA, any of the preceding measures as a percent of sales, earnings per share (before or after taxes), return on assets, return on equity, return on investment, return on sales, total stockholder return and change in stock price), other company and business unit financial objectives, operational efficiency measures, individual performance and other objectives tied to our success or such other criteria, qualitative or quantitative, as the Compensation Committee determines in its discretion and judgment. Performance goals and the weighting thereof may differ from participant to participant, from performance period to performance period and from award to award.
The Compensation Committee administers the executive incentive plan. Subject to the terms of the plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the plan. The Compensation Committee or the board generally may amend or terminate the plan at any time and for any reason. In 2011, the Compensation Committee adopted a policy that provides the Compensation Committee with the discretion to review the impact of any acquisitions or dispositions with respect to our executive compensation program, as well as any other items of non-routine, non-recurring nature, and to exclude the impact of such items from the performance calculations under annual compensation program, such as under the incentive compensation plan.
2010 Incentive Plan Awards to Messrs. Hinton and Hutter. The Compensation Committee determined that the participants in the executive incentive plan for 2010 (the “2010 incentive plan”) were Sidney Hinton and Christopher T. Hutter, the Executive Vice President and Chief Financial Officer of the Company, and selected our consolidated pre-tax earnings per share excluding the impact of the acquisition during 2010 of our Innovative Electronic Solutions Lighting, LLC (“IES”) business (“pre-tax EPS”), our consolidated revenues excluding IES, and the individual performance of Messrs. Hinton and Hutter as the components constituting the performance goals. The Compensation Committee concluded that pre-tax EPS and revenues were key indicators of our performance and were the financial metrics most closely followed by our investors and by potential investors, and thus were the financial metrics most likely to drive an increase in stockholder value. The Compensation Committee also concluded that a portion of the bonus opportunities to Messrs. Hinton and Hutter should be tied to individual performance to emphasize the need for strong leadership in establishing the foundation for the future growth of our evolving company and to mitigate potential risks that could emerge from excessive focus on short-term financial results.
The Compensation Committee established threshold, target and maximum performance levels for the pre-tax EPS and consolidated revenues goals that, when combined with the incentive opportunity for individual performance, created the following potential cash awards payable, expressed as a percentage of base salary, under the 2010 incentive plan for Messrs. Hinton and Hutter upon the achievement of the following performance levels:

	Potential 2010 Incentive Plan Payouts
	As a Percentage of Base Salary
Name	Threshold	Target	Maximum
Sidney Hinton	50%	100%	200%
Christopher T. Hutter	25%	50%	75%
After reviewing our business plan and strategy and internally projected financial results and goals, and also after consideration of investor expectations, the Compensation Committee established the following threshold, target and maximum performance levels for the pre-tax EPS and revenues goals and the following weighting for each performance goal under the 2010 incentive plan:

	2010 Incentive Plan Performance Levels
Performance Goal	Threshold	Target	Maximum	Weighting
Pre-Tax EPS	$0.20	$0.30	$0.45	50%
Revenues	$102 Million	$121 Million	$140 Million	25%
Individual Performance	Discretionary	Discretionary	Discretionary	25%

The Compensation Committee, in establishing these goals, believed that achievement of these performance levels would drive solid growth and performance in 2010. The Compensation Committee believed that the target levels represented achievable financial results with stretch performance and that the maximum levels would require very high levels of performance believed to be possible but with a low probability of being achieved. For fiscal 2010, our pre-tax EPS, excluding the financial results of IES, was $0.26 and our consolidated revenues, including the revenues of our discontinued Southern Flow business but excluding the revenues of IES, were $114.8 million, each of which exceeded the applicable threshold level but was less than the applicable target level. As provided in the executive incentive plan, the bonus payout amounts were established by interpolation on a straight-line basis.
In its discretionary subjective assessment of the officers’ individual performance in 2010, the Compensation Committee concluded that the individual performance of each of Messrs. Hinton and Hutter exceeded his respective target level but was less than the maximum level. The key specific qualitative factors considered by the Compensation Committee in evaluating their individual performances are discussed above under “—Compensation Discussion and Analysis—Components of Executive Compensation—General Executive Compensation Performance Factors.” The Compensation Committee also takes into account the overall economic and operating environment in which we conduct our business when considering these factors. However, the Compensation Committee made this subjective evaluation of individual performance without using specific targets, weightings or formulas in making its determination of the level of the individual performance of Messrs. Hinton and Hutter.
After reviewing our financial performance and results for fiscal 2010 and evaluating the individual performances of Messrs. Hinton and Hutter, the Compensation Committee approved the following cash payouts under the 2010 incentive plan:

	Actual 2010 Incentive Plan Payouts				Total Payout
			Individual	Total	as a Percentage of
Name	Pre-Tax EPS	Revenues	Performance	Payout	Base Salary
Sidney Hinton	$226,000	$115,000	$206,500	$547,500	99.5%
Christopher T. Hutter	$64,000	$33,000	$50,000	$147,000	47.1%
2010 Discretionary Bonus Award to Mr. Zuiderveen. For 2010, the Compensation Committee established a target bonus for Mr. Zuiderveen, outside of the 2010 incentive plan, equal to 35% of his base salary, to be awarded on the basis of the Compensation Committee’s discretionary, qualitative judgment of Mr. Zuiderveen’s individual performance and contribution to corporate performance in 2010, taking into account our overall performance in 2010. The Compensation Committee awarded Mr. Zuiderveen a bonus of $45,000 for 2010, based on his excellent performance and in light of our overall corporate performance. The key specific qualitative factors considered by the Compensation Committee in evaluating Mr. Zuiderveen’s individual performance and contribution to corporate performance are discussed above under “—Compensation Discussion and Analysis—Components of Executive Compensation—General Executive Compensation Performance Factors.” However, the Compensation Committee made this subjective evaluation of individual performance without using specific targets, weightings or formulas in making its determination of the level of individual performance of Mr. Zuiderveen.
2011 Annual Incentive Arrangements. In April 2011, the Compensation Committee determined that the participants in the executive incentive plan for 2011 (the “2011 incentive plan”) will again be Messrs. Hinton and Hutter, and has again selected our consolidated pre-tax EPS, our consolidated revenues, and the individual performance of Messrs. Hinton and Hutter as the performance goals. Pre-tax EPS will be computed excluding the financial impact of the gain on the sale of Southern Flow in January 2011 and of certain other non-recurring and non-operating items.
The Compensation Committee also established threshold, target and maximum performance levels for the pre-tax EPS and consolidated revenues goals that, when combined with the incentive opportunity for individual performance, create the following potential cash awards payable, expressed as a percentage of base salary, under the 2011 incentive plan for Messrs. Hinton and Hutter upon the achievement of the following performance levels:

	Potential 2011 Incentive Plan Payouts
	As a Percentage of Base Salary
Name	Threshold	Target	Maximum
Sidney Hinton	50%	100%	200%
Christopher T. Hutter	25%	50%	75%

In April 2011, the Compensation Committee also determined that the fiscal 2011 bonus for Mr. Zuiderveen, which will be outside of the 2011 incentive plan, will again be awarded on the basis of the Compensation Committee’s qualitative judgment of Mr. Zuiderveen’s individual performance and contribution to corporate performance in 2011, taking into account our overall performance in 2011 but without being based upon any specific quantitative financial goals, targets or metrics. The Compensation Committee established a target bonus for Mr. Zuiderveen for 2011 of 35% of his base salary.
Long-Term Incentive Compensation
Background. Our long-term incentives are designed and intended to align the interests of our named executive officers with those of our stockholders by linking the executive’s incentive with the creation of stockholder value, to provide an opportunity for increased equity ownership by our executives, and to maintain competitive levels of executive compensation, thus providing executives with a significant incentive to manage us from the perspective of an owner with an equity stake in our company. Because of the direct relationship between the value of restricted stock and stock options and the market price of our common stock, we believe that the practice of granting awards of restricted stock and stock options provides the Compensation Committee with an excellent tool for motivating our named executive officers to manage our company in a manner that is consistent with the interests of our stockholders. We also regard our equity grant program as a key retention tool, and the Compensation Committee considers retention as an important factor in setting the vesting schedule for restricted stock and stock options.
The number of shares of common stock that we award in each grant of stock options or restricted stock is subjectively determined by the Compensation Committee primarily based on the named executive officer’s anticipated contributions to our future success, the level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with us and current stock ownership, the individual’s potential for increased responsibility and promotion and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of shares of common stock and the number of stock options already held by the named executive officer in order to maintain an appropriate level of equity incentive for that individual. While the Compensation Committee does not adhere to any specific guidelines as to the relative stock option holdings of our named executive officers, it typically considers the recommendation of our Chief Executive Officer and the advice of its independent compensation consultant.
Since June 2008, our equity grants have been made under our 2008 Stock Incentive Plan. Under the 2008 Stock Plan, the Compensation Committee has the authority to grant stock options, restricted stock, restricted stock units and various other forms of equity awards to employees, including our named executive officers. To date, all grants of equity awards made by the Compensation Committee have been in the form of either stock options or restricted stock, the vesting of which can be tied either to service time or to performance conditions established by the Compensation Committee. Before 2007, virtually all equity grants to our executives and to our employees were in the form of stock options that vested entirely on the basis of service time. In 2007, the Compensation Committee made equity grants to our named executive officers in the form of restricted stock awards with approximately equal allocations of vesting based on service time and on performance conditions. In 2008, the Compensation Committee made equity grants to Messrs. Hutter and Zuiderveen in the form of stock option awards. While the Compensation Committee made no equity grants to the named executive officers in 2009 or 2010, in 2009 the Compensation Committee modified the terms of their prior restricted stock grants, as discussed below under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Compensation—2007 Restricted Stock Grants.”
In the future, the Compensation Committee intends to review and consider the best methods for utilizing equity incentives to provide long-term equity compensation to our named executive officers, and expects to grant awards of restricted stock as well as stock options to the named executive officers, as well as potentially other equity-based forms of compensation, consistent with our executive compensation program and the factors discussed in this analysis. However, the Compensation Committee does not currently have any policy or guidelines on the type or amount of equity incentives to grant or on the allocation between restricted stock and stock options.
2007 Restricted Stock Grants. In 2007, in connection with the negotiation of new or amended employment agreements with our executive officers, we made awards of restricted stock under our 1998 Stock Plan to Messrs. Hinton, Hutter and Zuiderveen. We awarded 600,000 shares of restricted stock to Mr. Hinton, which award was then intended to cover all stock-based awards to him through at least 2009 and now is intended to cover all stock-based awards to him through 2011. We also awarded 25,000 shares of restricted stock to Mr. Hutter and 20,000 shares of restricted stock to Mr. Zuiderveen. Each of these restricted stock awards contained vesting schedules based upon a combination of service and performance goals, with the service shares, equal to one-half of the restricted stock awarded to each executive officer, vesting five years after the grant date provided the executive officer remains employed with us through such date, subject to acceleration of vesting upon our change in control or termination of the officer’s employment by us without cause, and the performance shares vesting based upon the achievement of certain performance goals relating to our financial performance over subsequent years.

The vesting of the performance shares for Mr. Hinton is scheduled over five equal annual installments, commencing after the end of fiscal 2007 based on our fiscal 2007 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance. The vesting of the performance shares for Messrs. Hutter and Zuiderveen also is scheduled over five equal installments, with the first installment vesting on the grant date and the remainder of the installments vesting after the end of fiscal 2008 based on our fiscal 2008 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance.
The performance goal for each fiscal year, which was originally established in 2007 based upon our performance at that time, was amended in December 2009 in light of the extraordinary and unique economic conditions that we were then facing, to modify the vesting conditions of the performance goals for the performance shares to be awarded based on our performance in fiscal years 2009 through 2011. These amendments did not change the cliff vesting condition for the service shares, which will vest five years after the original 2007 grant dates subject to continued employment service by the executives. The Compensation Committee determined that the original performance goals for these performance shares, which were established in 2007 prior to the economic and financial crisis that was outside the control of those executives and adversely affected and limited our financial results during 2009, were no longer appropriate or consistent with our compensation goals and philosophy. In addition, the Compensation did not intend to issue any new equity awards to Mr. Hinton through 2011. As modified, the performance shares related to fiscal 2009 automatically vested in March 2010, and the vesting of the performance shares related to each of fiscal 2010 and fiscal 2011 was modified so that such performance shares would vest only if our consolidated net income for each such year was 10% higher than our actual consolidated net income the prior year. The Compensation Committee believed that these amendments to the 2007 restricted stock awards were necessary and appropriate, setting the performance metric for the vesting of these performance shares, in light of the economic and business conditions then prevailing, at a level of bottom line growth and improvement designed to accomplish the dual goals of restoring the intent of these awards in order to enhance the performance incentives of our named executive officers to drive our future business and financial success, which would serve to enhance the goal of increasing stockholder value.
Because our fiscal 2010 financial performance exceeded the performance goal for fiscal 2010, because our consolidated net income for fiscal 2010 was more than 10% higher than our consolidated net income for fiscal 2009, the installment of performance shares tied to our fiscal 2010 performance vested in March 2011. Specifically, for fiscal 2010, a total of 60,000 performance shares vested for Mr. Hinton, a total of 2,500 performance shares vested for Mr. Hutter and a total of 2,000 performance shares vested for Mr. Zuiderveen.
Equity Grants Policy. We have adopted a policy relating to grants of equity awards. The policy provides that all grants of stock options must have an exercise price that is no less than the fair value of our common stock on the date of grant, determined by reference to the closing sale price of our common stock on the date of grant. We do not time the grant of stock-based awards in coordination with or in anticipation of the release of material non-public information and we do not time the release of material non-public information based on equity grant dates. In addition, we do not award stock options or set the exercise price of stock options based on the price of the common stock on a date other than the grant date, and we do not determine the exercise price of stock option grants by using average prices or the lowest prices of our common stock in a period preceding, surrounding or following the grant date.
In general, under our equity grants policy, awards of stock options and restricted stock to executives, if made, are typically granted once a year, in March after we file our Annual Report on Form 10-K that includes our audited consolidated financial statements for the previous year. In addition, under this policy, except in special cases, we grant stock-based awards to other employees twice a year, at the same time in March as grants to executives are made, and also in November after we file our third quarter Quarterly Report on Form 10-Q. We also make grants to newly hired employees at other times, provided the grant occurs on or after the date they commence their employment with us. Under this policy, all grants of stock options must be made at meetings of the board of directors, which may be in person or telephonic, but not by written consent, and the grant date of the award is the date of the meeting.
Prohibition on Option Repricing. Our 2008 Stock Plan prohibits the repricing of stock options, directly or indirectly such as through cancellations and re-grants, without stockholder approval.

Perquisites and Other General Benefits
Our named executive officers, like our other employees, are eligible to participate in various employee benefit plans, including medical plans, life insurance and disability insurance. In addition, we maintain a 401(k) plan for the benefit of all our employees, including our named executive officers. From February 2009 until January 2010, in light of the business and economic conditions at that time, we discontinued making any matching contributions in our 401(k) plan, but only to our named executive officers and other highly compensated employees, which persons were still eligible to participate in our 401(k) plan otherwise.
We also provide limited perquisites and personal benefits to our named executive officers that are not otherwise available to all of our employees. We provide our named executive officers only with personal benefits that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Certain of these perquisites and personal benefits are provided and required by our executives’ employment agreements as the result of negotiations in connection therewith. While the Compensation Committee considers these benefits and perquisites in making compensation decisions, they do not have a material influence on these decisions because they are a relatively insignificant portion of the total compensation of the executives.
We provide our Chief Executive Officer and our Chief Financial Officer with either the use of a company automobile intended primarily for business use or a car allowance in lieu of such use. In addition, we pay for one country club membership for our Chief Executive Officer, as provided in his employment agreement, which the Compensation Committee approved because it believes a club membership can provide an opportunity to build business and community relationships while promoting a healthy lifestyle. We do not own, lease, maintain or otherwise use any corporate aircraft, and our executives exclusively use commercial airlines for all air travel. We do not provide pension arrangements or similar benefits to either our named executive officers or our other employees, other than the annuity arrangement for Mr. Hinton discussed below. Periodically, our named executive officers attend company-related activities, such as sporting events or out-of town business meetings, in which we incur travel and other event-related expenses. In addition, we provide a $5 million life insurance policy for the benefit of Mr. Hinton and a supplemental disability policy for the benefit of Mr. Hutter.
Under his employment agreement, Mr. Hinton is entitled to receive, after retirement, assuming his employment with us continues through August 15, 2012, monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided that Mr. Hinton may elect at least five years in advance to defer taking such payments at a later age (up to age 58), in which case the monthly amount will be equal to a higher amount (up to $2,000 per year of service subject to the same $20,000 per month cap). We purchased an annuity policy from a third party to assist us in satisfying our obligation to make such payments.
The incremental cost of providing perquisites to our named executive officers is set forth in a separate table that is included in a footnote to the column entitled “All Other Compensation” in the Summary Compensation Table.
Termination Benefits
Other than the severance and change in control arrangements set forth in specific written employment agreements with some of our named executive officers, the participation and matching contributions under our tax-qualified 401(k) plan, and the annuity payments for Mr. Hinton discussed above, our named executive officers do not receive any deferred compensation, pension benefit or other termination benefits from us. Information regarding these severance and change in control arrangements for the named executive officers is discussed below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”
Employment Agreements, Change in Control Agreements and Severance Arrangements with Named Executive Officers
We have entered into employment agreements with each of our named executive officers. These employment agreements include change in control agreements and provisions providing for compensation after the termination of employment, but we have not entered into separate change in control agreements with any of our executives. Other than as specified in this section, we have not entered into any other employment or change in control agreements with any other executive officers.

Each of these employment agreements provides for certain payments and other benefits if the named executive officer’s employment terminates under certain circumstances, including in the event of a “change in control.” The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for our named executive officers because they help to secure the continued employment and dedication of our named executive officers, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. In addition, the Compensation Committee believes these agreements will help assure us that we will have the continued dedication, undivided loyalty, objective advice and counsel and committed high level of performance from these named executive officers in the event of a proposed transaction, or the threat of a transaction, which could result in our change in control.
A summary and discussion of the employment agreements of the named executive officers is contained below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”
Limitations on Tax Deductibility of Executive Compensation Under Section 162(m)
From time to time, we review and consider the tax and accounting laws, rules and regulations that may affect our compensation programs. However, the tax and accounting treatment of compensation has not been a significant factor in determining the amounts and types of compensation for our named executive officers.
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the three other most highly compensated named executive officers excluding the chief executive officer. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the event that the Compensation Committee considers approving salary or bonus compensation in the future that could exceed the $1 million deductibility threshold, it will consider what actions, if any, should be taken to make such compensation deductible.
From time to time, certain compensation that the Compensation Committee may approve may not meet the requirements of Section 162(m) and, therefore, amounts in excess of $1 million paid under that plan may not be deductible by us. The board of directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.
Recovery of Incentive Compensation in the Event of Financial Restatement
We have adopted a compensation clawback, or recoupment, policy authorizing our board or the Compensation Committee, in its discretion, to recover any bonus, incentive award or other compensation paid to any of our officers, including our named executive officers, if the financial results or operating metrics upon which such compensation was based were restated due to the gross negligence or intentional misconduct of the officer. In addition, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to any material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of securities during this 12-month period.
Stock Ownership Guidelines
We have always strongly encouraged our officers and directors to maintain a significant equity stake in our company and to align their interests with those of our stockholders, and in general they have done so. In 2008, we adopted stock ownership guidelines that specify minimum stock ownership levels for our directors, executive officers and certain key employees. Our board believes that ownership by such persons of a meaningful financial stake in our company serves to more closely align their interests with the interests of our stockholders and ensure their commitment to the creation of stockholder value.

The stock ownership guideline for our Chief Executive Officer is three times his base salary, meaning ownership of shares of our common stock with a value equal to three times his base salary. The stock ownership guideline for all our other executive officers and for employees who report directly to our Chief Executive Officer is one times base salary. The stock ownership guideline for our directors is three times their annual retainer. Our directors and executive officers have until the later of December 31, 2012 (December 31, 2014 for the other key employees subject to these guidelines) or five years after they become subject to these guidelines to achieve their applicable stock ownership requirements. Beginning in 2012, compliance with the guidelines will be tested as of each year-end, and until then the Compensation Committee will monitor the progress of our directors, officers and key employees in reaching those guidelines. Shares counted towards achievement of these stock ownership guidelines include shares owned outright, plus restricted shares subject to vesting based upon time or service-based conditions. Unvested stock options and restricted shares subject to performance-based vesting conditions will not count towards achievement of the guidelines. The value of shares owned will be determined by utilizing the closing sale price of our common stock on the date of determination.
Insider Trading Policy
We have adopted an insider trading policy, which among other things restricts hedging the economic risk of common stock ownership. Directors, officers and key employees subject to our insider trading policy are discouraged from engaging in any short-term or speculative transactions regarding our common stock and are prohibited from holding our common stock in a margin account or pledging our shares to secure a loan, except in certain circumstances where the amount is insignificant and the arrangement has been approved in advance by our board. In addition, our directors, executive officers and key employees subject to our insider trading policy are not permitted to purchase and sell, or sell and purchase, our common stock within any six month period, or to make any short sales of our common stock.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
Compensation Committee
John A. (Andy) Miller, Chairman
Anthony D. Pell
Kevin P. Collins
Thomas J. Madden III
Compensation Policies and Practices as Related to Risk Management
Our Compensation Committee has discussed and, with the assistance of Cook, evaluated the concept of risk as it relates to our compensation policies and practices for our executives and employees. As part of the evaluation process, the Compensation Committee engaged in a compensation risk assessment to identify policies or practices that inherently encourage risk-taking behaviors and determine whether such policies or practices are reasonably likely to have a material adverse effect on us. Based on such evaluation and assessment, the Compensation Committee has concluded that, when viewed as a whole, our compensation policies and practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on us. While our compensation program is based on a pay-for-performance philosophy with a significant amount of compensation at risk, a number of our compensation practices and policies are specifically designed to mitigate against excessive risk-taking by our executives and other employees, including:
•	rigorous independent Compensation Committee oversight of executive compensation programs;

•	a reasonable base salary that provides sufficient steady income to allow our executives to meet their essential financial commitments with a stable amount of compensation not at risk and thus to focus their efforts on the achievement of not only short-term but also long-term performance and business, strategic and operating results;

•	an executive incentive plan designed to ensure our executives remain focused on financial performance metrics that drive long-term stockholder value, such as earnings per share and revenues;

•	bonus payouts that are not based solely upon corporate financial results but also based upon the achievement of individual performance objectives;

•	reasonable limits on incentive compensation payouts;

•	the use of equity awards that encourage long-term decision making;

•	a stock ownership policy that requires significant equity ownership, which encourages a focus on long-term value creation;

•	an insider trading policy that prohibits hedging in our securities;

•	an equity grants policy that restricts the timing and pricing of equity awards;

•	a balanced compensation program consisting of both cash and equity that includes short and long-term incentives and is based on corporate and individual performance and financial and non-financial performance;

•	multiple year vesting periods in equity award grants;

•	a clawback or recoupment policy that allows the Compensation Committee to seek the return of compensation under certain circumstances if our financial statements are restated; and

•	a strict set of internal control over financial reporting designed to keep the calculation of financial measures from being susceptible to manipulation, including providing annual incentives to our Vice President of Financial Reporting, Controller and Principal Accounting Officer that are intentionally separate from the other named executive officers and not specifically tied to financial performance.
Summary Compensation Table
The following table sets forth information relating to the total compensation earned for services rendered to us in all capacities by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the only other person who was serving as an executive officer during fiscal 2010. We refer to these persons as our named executive officers.

						Non-Equity
						Incentive Plan	All Other
				Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Awards($)(2)	Awards($)(3)	($)(4)	($)(5)	Total ($)

Sidney Hinton	2010	550,000	0	0	0	547,500	39,600	1,137,100
President and	2009	485,000	0	478,200	0	0	583,608	1,546,808
Chief Executive Officer	2008	485,000	0	0	0	800,625	39,598	1,325,223

Christopher T. Hutter	2010	312,000	0	0	0	147,000	33,781	492,781
Executive Vice President and	2009	300,000	0	19,925	0	0	31,108	351,033
Chief Financial Officer	2008	275,000	96,250	0	24,725	0	26,159	422,134

Gary J. Zuiderveen	2010	210,000	45,000	0	0	0	11,270	266,270
Vice President of Financial	2009	205,000	0	15,940	0	0	5,666	226,606
Reporting, Controller and	2008	195,000	48,750	0	14,835	0	11,073	269,658
Principal Accounting Officer

(1)	The amounts in this column reflect discretionary bonuses awarded by the Compensation Committee and paid to the named executive officers as indicated. These amounts do not include any bonus amounts for 2009 because payment of those bonus awards was waived in advance by the named executive officers.

(2)	No stock awards were granted to any named executive officer in 2010, 2009 or 2008. However, in 2009 the Compensation Committee amended the vesting goals relating to certain performance shares that had been granted to the named executive officers as part of a restricted stock grant in 2007 and that had vesting conditions tied to financial goals for fiscal 2009 through fiscal 2011. The amounts in this column for 2009 reflect the incremental fair value of the modified stock awards, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, based on the closing sale price of our common stock on the date of modification and the probable outcome as of the date of modification of the relevant performance goals applicable to the performance shares modified. The amounts shown as the grant date fair value of the stock awards include only performance shares for which vesting was a probable outcome as of the grant date or the modification date. The maximum value of these modified stock awards in 2009, equal to the modification date fair value of all shares modified assuming all performance goals applicable to all performance shares that were awarded or modified would be met, were as follows: for Mr. Hinton, $1,434,600; for Mr. Hutter, $59,775; and for Mr. Zuiderveen, $47,820. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.

(3)	We granted awards of stock options to Messrs. Hutter and Zuiderveen in 2008 but did not grant any awards of stock options to any named executive officers in 2009 or 2010. The amounts in this column reflect the aggregate grant date fair value of the 2008 stock option awards computed in accordance with FASB ASC Topic 718. The grant date fair value of each stock option grant is computed based upon the assumptions included in note 13, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2010 included in our Annual Report on Form 10-K filed with the SEC on March 8, 2011, excluding the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.

(4)	The amount in this column for 2008 for Mr. Hinton reflects cash payments made to Mr. Hinton under the terms of his employment agreement as in effect prior to December 2009 under a formula based upon the cash flow from operations of our PowerSecure subsidiary for the applicable year. The amount in this column for 2009 for Mr. Hinton does not include the award by the Compensation Committee for 2009 based on that same formula because payment of that award was waived in advance by Mr. Hinton. The amounts in this column for 2010 reflect cash payouts to Messrs. Hinton and Hutter under the terms of our 2010 incentive plan based on the achievement of defined financial goals and individual performance factors established for each.

(5)	The amounts in this column include the amounts we paid to or accrued on behalf of the named executive officers in fiscal 2010 related to the following:

		Group		Long-Term
	401(k)	Term Life		Disability		Health
	Matching	Insurance		Insurance		Insurance
Name	Contributions($)	Premiums($)		Premiums($)		Premiums($)	Perquisites($)

Sidney Hinton	7,350	6,545	(a)	5,552	(a)	11,185	8,968

Christopher T. Hutter	7,350	910		2,336	(b)	11,185	12,000	(c)

Gary J. Zuiderveen	6,298	910		285		3,777	0

(a)	For Mr. Hinton, the amount listed under Group Term Life Insurance Premiums includes the premium we paid for an additional life insurance policy for his benefit, and the amount listed under Long-Term Disability Insurance Premiums includes the premium we paid for a separate long-term disability insurance policy for his benefit, both as provided in his employment agreement.

(b)	For Mr. Hutter, the amount listed under Long-Term Disability Insurance Premiums includes the premium we paid on a separate long-term disability insurance policy for his benefit.

(c)	The sole perquisite for Mr. Hutter is a monthly car allowance.

Grants of Plan-Based Awards in Fiscal 2010
The following table sets forth information regarding plan-based awards granted to our named executive officers in fiscal 2010. We did not grant any stock options or restricted stock awards to our named executive officers during fiscal 2010.

		Estimated Future Payouts
		Under Non-Equity Incentive
		Plan Awards (1)
	Grant	Threshold	Target	Maximum
Name	Date (2)	($)	($)	($)

Sidney Hinton	4/14/10	275,000	550,000	1,100,000

Christopher T. Hutter	4/14/10	78,000	156,000	234,000

Gary J. Zuiderveen(3)	—	—	—	—

(1)	The estimated future payout awards shown were the 2010 award opportunities under the 2010 incentive plan, which were established by the Compensation Committee and expressed as a percentage of base salary. The amounts shown represent the potential payouts of performance incentive awards that could have been made under the 2010 incentive plan for Messrs. Hinton and Hutter. The amounts under the Threshold, Target and Maximum columns reflect the potential bonus payouts if all threshold, target or maximum performance levels, respectively, established for Messrs. Hinton and Hutter had been met under the 2010 incentive plan. No payouts would have been made under the 2010 incentive plan if none of the threshold levels of performance had been met. The actual amounts of the payouts to Messrs. Hinton and Hutter under the 2010 incentive plan are shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)	Reflects the date on which the Compensation Committee granted final approval of the 2010 incentive plan financial metrics, performance goals and payout levels.

(3)	Mr. Zuiderveen did not receive any plan-based awards in fiscal 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End
The following table sets forth information regarding the outstanding equity awards, consisting of unexercised stock options and unvested restricted stock, held by our named executive officers as of December 31, 2010.

	Option Awards				Stock Awards
							Equity	Equity
							Incentive Plan	Incentive Plan
							Awards:	Awards:
							Number of	Market or
							Unearned	Payout Value
	Number of	Number of			Number of	Market Value	Shares, Units	of Shares,
	Securities	Securities			Shares or	of Shares or	or Other	Units or Other
	Underlying	Underlying			Units of	Units of Stock	Rights	Rights
	Unexercised	Unexercised	Option		Stock That	That	That	That
	Options	Options	Exercise	Option	Have	Have Not	Have Not	Have Not
	(#)	(#)	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable(1)	($)	Date(2)	(#)(3)	($)(4)	(#)(5)	($)(4)

Sidney Hinton	125,000	—	1.50	6/19/11	—	—	—	—
	25,000	—	4.22	9/26/15	—	—	—	—
	25,000	—	6.65	12/05/15	—	—	—	—
	—	—	—	—	300,000	2,334,000	120,000	933,600

Christopher T. Hutter	5,000	7,500	3.56	12/03/18	—	—	—	—
	—	—	—	—	12,500	97,250	5,000	38,900

Gary J. Zuiderveen	25,000	—	3.06	2/04/15	—	—	—	—
	10,000	—	6.65	12/05/15	—	—	—	—
	3,000	4,500	3.56	12/03/18	—	—	—	—
	—	—	—	—	10,000	77,800	4,000	31,120

(1)	These unexercisable options, which are options that had been granted but had not vested as of December 31, 2010, vest in five equal annual installments of 20% of such shares, commencing on the first anniversary of the date of grant, which was December 3, 2008.

(2)	The right to exercise these stock options terminates the earlier of the Option Expiration Date listed in this column, 90 days after the termination of their service to us including service as an employee, director or consultant or one year after the date of their death or permanent disability.

(3)	Represents the number of shares of restricted stock awarded to each named executive officer with vesting based on service that had not vested as of December 31, 2010. These service shares vest five years after the date of grant (on August 15, 2012 for Mr. Hinton, and on December 10, 2012 for Messrs. Hutter and Zuiderveen), or earlier upon death, disability or a change in control.

(4)	The amounts in this column were computed by multiplying the number of shares of restricted stock that had not vested as of December 31, 2010, as reflected in the prior column, by the fair market value of those shares as of such date, based upon $7.78, the closing sale price of our common stock on such date, as reported on The NASDAQ Stock Market.

(5)	Represents the number of shares of restricted stock awarded to each named executive officer with vesting based on certain performance metrics that had not vested as of December 31, 2010. Subsequent thereto, 60,000 of the performance shares awarded to Mr. Hinton, 2,500 of the performance shares awarded to Mr. Hutter and 2,000 of the performance shares awarded to Mr. Zuiderveen vested in March 2011 because the applicable performance goal, an increase in our consolidated net income in fiscal 2010 of 10% over our consolidated net income in fiscal 2009, was achieved. The remainder of these performance shares are subject to vesting based on our 2011 net income goal. For Mr. Hinton, the performance shares were granted in 2007 with a vesting schedule of five equal annual installments, commencing after the end of fiscal 2007 based upon our fiscal 2007 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance, each annual installment based upon us achieving the performance goal for such fiscal year. As modified in 2009, the performance goals for the performance shares held by Mr. Hinton that had not vested as of December 31, 2010, which are tied to our fiscal 2010 and fiscal 2011 performance, are that our consolidated net income for each such fiscal year must increase by 10% over our consolidated net income in the prior fiscal year. In the event that we fail to achieve the performance goal for any fiscal year, the performance restricted shares that did not vest for that fiscal year will vest in the subsequent fiscal year if we exceed by 10% the original performance goal for that subsequent fiscal year. In the event of a change in control, any unvested restricted shares (regardless of whether their vesting is tied to service or to performance) will immediately vest in full upon the effective date of the change in control. For Messrs. Hutter and Zuiderveen, these performance shares were granted in 2007 with a vesting schedule of four equal annual installments, which vesting commenced after the end of fiscal 2008 based upon our fiscal 2008 performance and continues until after the end of fiscal 2011 based upon our fiscal 2011 performance. The performance goals for the performance shares held by Messrs. Hutter and Zuiderveen that had not vested as of December 31, 2010, which are tied to our fiscal 2010 and fiscal 2011 performance, are the same performance goals that apply to the performance shares that had not vested as of December 31, 2010 held by Mr. Hinton for those years.
Option Exercises and Stock Vested in Fiscal 2010
The following table sets forth information regarding the exercise of stock options by, and the vesting of restricted stock held by, the named executive officers in 2010.

	Option Awards		Stock Awards(1)
	Number of	Value	Number of
	Shares	Realized on	Shares	Value Realized
	Acquired on	Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)(2)	Vesting (#)	($)(3)

Sidney Hinton	20,000	57,500	60,000	501,000

Christopher T. Hutter	—	—	2,500	20,875

Gary J. Zuiderveen	—	—	2,000	16,700

(1)	The amounts in these columns reflect shares of restricted stock subject to performance-based vesting conditions that vested during 2010 under the terms of the amended restricted stock awards. The material terms of these restricted stock awards, including their vesting conditions, are described above under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation.” Does not reflect performance shares that were withheld for tax withholding purposes at the election of Mr. Hinton (19,470 shares) and of Mr. Hutter (966 shares). Also does not reflect performance shares that vested in March 2011 due to the achievement of the performance goal for fiscal 2010.

(2)	Based upon the difference between the fair market value of our common stock on the date these shares were exercised, which was equal to the closing sale price of our common stock on such date as reported on The NASDAQ Stock Market, and the applicable exercise price of the stock option.

(3)	Based upon the fair market value of our common stock on the date these shares of restricted stock vested, which was equal to the closing sale price of our common stock on such date as reported on The NASDAQ Stock Market.

Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control
Pension Benefits
We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees, except for the annuity arrangement in Mr. Hinton’s employment agreement described below. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. We contribute to each participant in our 401(k) plan a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $7,350. All of our named executive officers participated in our 401(k) plan during fiscal 2010.
Non-Qualified Deferred Compensation
We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.
Employment Agreements
Sidney Hinton. On August 15, 2007, we entered into an employment and non-competition agreement with Sidney Hinton as our President and Chief Executive Officer, which was amended on December 31, 2008 for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying the substantive provisions of Mr. Hinton’s base salary, bonus plans, equity awards or term of employment. On December 17, 2009, we amended and restated Mr. Hinton’s employment agreement in order to extend the term of Mr. Hinton’s employment and to modify certain other terms and conditions of his employment and compensation thereunder. The key terms of Mr. Hinton’s employment agreement, as currently amended, are as follows:
•	The term of Mr. Hinton’s employment will continue until December 31, 2015, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hinton gives 90 days prior written notice of termination.

•	Mr. Hinton’s base salary is fixed at $550,000 per year, subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Hinton’s prior annual bonus arrangement, which was based on the adjusted cash flow from operations of our PowerSecure subsidiary, has been eliminated and replaced with an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year, with an annual bonus target equal to no less than Mr. Hinton’s annual base salary at the time.

•	Mr. Hinton was granted 600,000 shares of restricted stock in August 2007, pursuant to a restricted stock agreement, that vest as follows:
•	A total of 300,000 shares will “cliff vest” in their entirety on August 15, 2012, five years after the grant date, provided Mr. Hinton remains employed with us on such date.

•	The other 300,000 shares, the performance shares, have a vesting schedule over five equal annual installments that commenced after the end of fiscal 2007, based on us achieving a performance target each year relating to our income. As of the date of this proxy statement, a total of 240,000 performance shares have vested and the remaining 60,000 performance shares will vest only if the fiscal 2011 performance goal is achieved.
•	We have purchased a $5 million term life insurance policy for the sole benefit of Mr. Hinton’s beneficiaries.

•	Mr. Hinton is entitled to either the use of a company vehicle or the receipt of a vehicle allowance, one country club membership and all other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hinton is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hinton is prohibited from competing with our business for a period of three years after the termination of his employment by us without cause or by Mr. Hinton for good reason or without the employment term being renewed. The employment agreement also contains certain restrictions on Mr. Hinton’s disclosure of our confidential information and his use of our inventions and other intellectual property.

•	After his retirement, assuming his employment with us continues through August 8, 2012, Mr. Hinton will receive monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided Mr. Hinton may elect upon five years notice to not begin taking annuity payments until a later age (up to age 58), in which case such monthly annuity payments will be equal to an amount up to $2,000 per year of service, still capped at $20,000 per month. We have purchased an annuity policy from a third party to help us satisfy our obligation to make these payments.
Christopher T. Hutter. On December 10, 2007, we entered into an employment and non-competition agreement with Christopher T. Hutter as our Chief Financial Officer, which was amended on December 31, 2008 for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying Mr. Hutter’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Hutter’s employment agreement, as currently amended, are as follows:
•	The term of Mr. Hutter’s employment will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hutter gives 90 days prior written notice of termination.

•	Mr. Hutter’s base salary was set at $275,000 per year (increased to $312,000 for 2010 and unchanged for 2011), subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Hutter is eligible to receive a bonus in a target amount of at least 35% of his base salary, as from time to time in effect, based upon the achievement of such performance goals as are established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Hutter was granted 25,000 shares of restricted stock in December 2007, pursuant to a restricted stock agreement, that vest as follows:
•	2,500 restricted shares vested on the date of grant.

•	An additional 12,500 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Hutter remains employed with us on such date.

•	The remaining 10,000 shares, performance shares, have a vesting schedule over four equal annual installments that commenced after the end of fiscal 2008, based on us achieving a performance target each year relating to our income, which is the same performance target established for Mr. Hinton’s performance shares for those years. As of the date of this proxy statement, a total of 7,500 performance shares have vested and the remaining 2,500 performance shares will vest only if the fiscal 2011 performance goal is achieved.
•	Mr. Hutter is entitled to either the use of a company vehicle or the receipt of a vehicle allowance and other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hutter is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hutter is prohibited from competing with our business for a period of two years after the termination of his employment, if he receives a full severance package, or for a period of one year otherwise. Mr. Hutter’s employment agreement also contains certain restrictions on Mr. Hutter’s disclosure of confidential information and his use of our inventions and other intellectual property.

Gary J. Zuiderveen. In April 2007, we entered into an employment and non-competition agreement with Gary J. Zuiderveen, as our Principal Accounting Officer and Controller, which was amended on December 10, 2007 in connection with his appointment as our Vice President of Financial Reporting, and which was further amended on December 31, 2008 for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying Mr. Zuiderveen’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Zuiderveen’s employment agreement, as currently amended, are as follows:
•	The term of Mr. Zuiderveen’s employment will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Zuiderveen gives 30 days prior written notice of termination.

•	Mr. Zuiderveen’s base salary was set at $195,000 per year (increased to $210,000 for 2010 and unchanged for 2011), subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Zuiderveen shall be eligible to receive a bonus in a target amount of at least 25% of his base salary, as from time to time in effect, based upon the achievement of such performance goals as are established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Zuiderveen was granted 20,000 shares of restricted stock in December 2007, pursuant to a restricted stock agreement, that vest as follows:
•	2,000 restricted shares vested on the date of grant.

•	An additional 10,000 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Zuiderveen remains employed with us on such date.

•	The remaining 8,000 shares, performance shares, have a vesting schedule over four equal annual installments that commenced after the end of fiscal 2008, based on us achieving a performance target each year relating to our income, which are the same performance targets set for Mr. Hinton’s performance shares for those years. As of the date of this proxy statement, a total of 6,000 performance shares have vested and the remaining 2,000 performance shares will vest only if the fiscal 2011 performance goal is achieved.
•	Mr. Zuiderveen is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Zuiderveen is prohibited from competing with our business for a period of two years after the termination of his employment. Mr. Zuiderveen’s employment agreement also contains certain restrictions on Mr. Zuiderveen’s disclosure of confidential information and his use of our inventions and other intellectual property.
Potential Payments Upon Termination or Change in Control
The information below discusses the compensation payable to each of the named executive officers employed with us on December 31, 2010, in the event of the termination of such executive’s employment under different circumstances, such as involuntary termination without cause, voluntary termination with good reason, involuntary termination with cause, voluntary termination without good reason, termination upon or following a change in control, termination upon the expiration of the employment term without renewal, death and disability. We have entered into employment agreements with all of our named executive officers. These employment agreements provide for certain severance arrangements upon the termination of employment, including following a change in control. Under these severance arrangements, the severance is payable upon or after a change in control only if the officer’s employment terminates within three years thereafter because the employee is terminated by our successor without “cause” or by employee for “good reason” (for Messrs. Hinton and Zuiderveen) or for any reason (for Mr. Hutter), as such terms are defined in the named executive officer’s respective employment agreements.
Sidney Hinton. Under Mr. Hinton’s employment agreement, which is described above under “—Employment Agreements—Sidney Hinton,” Mr. Hinton will receive certain compensation upon the termination of his employment, including upon or after a change in control of us or of our PowerSecure subsidiary. However, if Mr. Hinton is deemed to be a “specified employee” for Section 409A purposes at the time of the termination of his employment, then no severance amounts will be payable to him until six months and one day after the date of the termination, with catch-up payments after that period.

In the event of the termination of Mr. Hinton’s employment by us without “cause” or by Mr. Hinton with “good reason” (as those terms are defined in his employment agreement), then Mr. Hinton would be entitled to the following:
•	a severance amount equal to three times the sum of (i) his highest base salary in effect during his employment term, plus (ii) the greater of (A) the average annual bonus awarded to him for the prior three fiscal years, or (B) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which bonus component, in either case, will be will be no less than one time and no great than two times the base salary amount in (i)), payable pro rata over the 36 months after the date of termination;

•	the vesting of (i) the entire time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination;

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years; and

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53 (but, if Mr. Hinton terminates his employment with good reason, only if the termination of employment occurs after August 8, 2012).
In the event of the termination of Mr. Hinton’s employment, either by us or our successor without cause or by Mr. Hinton for good reason, within three years after a change in control of either us or our PowerSecure subsidiary, then Mr. Hinton would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
In the event of the termination of Mr. Hinton’s employment upon his death or by us for cause or by Mr. Hinton voluntarily without good reason, then Mr. Hinton would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hinton’s death his beneficiaries would receive the benefits of a $5 million life insurance policy and all restricted shares (regardless of whether vesting is time-based or performance-based) held by him at that time would automatically vest.
In the event of the termination of Mr. Hinton’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hinton would be entitled to receive the following:
•	one-third of the full severance amount (in other words, one times the sum of his last base salary and his average bonus over the prior three years), payable over the 12 months following the date of termination, if the termination is due to permanent disability or expiration of the employment agreement, and payable over the 36 months following the date of termination, if due to voluntary termination by Mr. Hinton without good reason;

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53, but only if the termination of employment occurs after August 8, 2012;

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•	in the event of disability, the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years.
Christopher T. Hutter. Under Mr. Hutter’s employment agreement, which is described above under “—Employment Agreements—Christopher T. Hutter,” Mr. Hutter will receive certain compensation upon the termination of his employment, including upon or after a change in control.
In the event of the termination of Mr. Hutter’s employment by us without “cause” (as such term is defined in his employment agreement), then Mr. Hutter would be entitled to the following:
•	a severance amount equal to two times his highest base salary in effect during his employment term, payable over the 24 months after the date of termination;

•	a separation bonus equal to two times the greater of (i) the average annual bonus awarded to him for the prior three fiscal years, or (ii) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which separation bonus will be no greater than the severance amount), payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	the vesting of (i) all of the time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years.
In the event of the termination of Mr. Hutter’s employment, either by us or our successor without cause or by Mr. Hutter for any reason, within three years after a change in control, then Mr. Hutter would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
In the event of the termination of Mr. Hutter’s employment upon his death, by us for cause or by Mr. Hutter voluntarily, then Mr. Hutter would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hutter’s death on or after July 1 of any year his beneficiaries would receive a prorated portion of any bonus, a “stub bonus,” that would have been earned by him during that year (but for his death) based on the bonus criteria for that year established by the board of directors, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) held by him would automatically vest.
In the event of the termination of Mr. Hutter’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hutter would be entitled to receive the following:
•	one-half of the full severance amount, payable over the 12 months following the date of termination;

•	one-half the full separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	any stub bonus, if the termination of employment occurs on or after July 1 of any year;

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years, in the event of disability, or one year, in the event of the expiration of his employment agreement.
Gary J. Zuiderveen. Under Mr. Zuiderveen’s employment agreement, which is described above under “—Employment Agreements—Gary J. Zuiderveen,” Mr. Zuiderveen will receive certain compensation upon the termination of his employment, including upon or after a change in control.
In the event of the termination of Mr. Zuiderveen’s employment by us without “cause” (as defined in his employment agreement), then Mr. Zuiderveen would be entitled to the following:
•	a severance amount equal to two times his base salary in effect upon the termination of his employment, payable over the 24 months after the date of termination;

•	a separation bonus equal to two times the greater of (i) the average annual bonus awarded to him for the prior three fiscal years, or (ii) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year, payable pro rata from the date of termination of employment through March 14 of the following calendar year; and

•	the vesting of (i) all of the time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination.

In the event of the termination of Mr. Zuiderveen’s employment, either by us or our successor without cause or by Mr. Zuiderveen for good reason, within three years after a change in control, then Mr. Zuiderveen would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
In the event of the termination of Mr. Zuiderveen’s employment upon his death or permanent disability, by us for cause or by Mr. Zuiderveen voluntarily, then Mr. Zuiderveen would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) held by him would automatically vest.
In the event of the termination of Mr. Zuiderveen’s employment upon the expiration without renewal of his employment agreement, then Mr. Zuiderveen would be entitled to receive the severance amount, payable over the 24 months following the date of termination, and the separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year.

Potential Payments Upon Termination of Employment Table. The information below shows the potential amount of compensation that would be payable to each of the named executive officers employed with us on December 31, 2010, in the event of the termination of such executive’s employment under the circumstances listed in the table. The amounts of compensation payable upon termination are estimates only and assume that such termination was effective as of December 31, 2010 and that all amounts earned through such time had been fully paid. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment from us.
Potential Payments Upon Termination of Employment Table

	Severance		Acceleration
	Amount	Continuation	of	Acceleration
	and	of	Restricted	of		Total
	Separation	Employee	Stock	Stock		Termination
	Bonus	Benefits (1)	Awards (2)	Options (3)	Other (4)	Benefits
Name	($)	($)	($)	($)	($)	($)
Sidney Hinton
• Change in Control (5)	3,426,426	69,846	3,267,600	0	2,306,000	9,069,872
• Involuntary without Cause	3,426,426	69,846	2,800,800	0	2,306,000	8,603,072
• Voluntary with Good Reason	3,426,426	69,846	2,800,800	0	0	6,297,072
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	3,267,600	0	0	3,267,600
• Disability	1,142,142	69,846	3,267,600	0	0	4,479,588
• Expiration of Term (7)	1,142,142	0	0	0	0	1,142,142

Christopher T. Hutter
• Change in Control (5)	836,166	28,862	136,150	31,650	0	1,032,828
• Involuntary without Cause	836,166	28,862	116,700	0	0	981,728
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	136,150	0	0	136,150
• Disability	418,083	28,862	136,150	0	0	583,095
• Expiration of Term (7)	418,083	14,431	0	0	0	432,514

Gary J. Zuiderveen
• Change in Control (5)	507,100	9,944	108,920	18,990	0	644,954
• Involuntary without Cause	507,100	0	93,360	0	0	600,460
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	108,920	0	0	108,920
• Disability	0	0	108,920	0	0	108,920
• Expiration of Term (7)	507,100	0	0	0	0	507,100

(1)	Based upon 2010 rates without giving any effect to rate and price increases.

(2)	Reflects the aggregate value of the shares of restricted stock that were unvested as of December 31, 2010 that would vest upon the occurrence of the respective event of termination (“accelerated restricted shares”), which aggregate value was calculated by multiplying (i) the fair market value of our common stock as of December 31, 2010, which was $7.78 per share based upon the closing sale price of our common stock on such date as reported on The NASDAQ Stock Market, by (ii) the number of accelerated restricted shares. Assumes the performance goal for fiscal 2010 was achieved.

(3)	Reflects the aggregate value of in-the-money stock options that were unvested as of December 31, 2010 that would vest upon the occurrence of the respective event of termination (“accelerated options”), which aggregate value was calculated by multiplying (i) the amount by which the fair market value of our common stock as of December 31, 2010, which was $7.78 per share based upon the closing sale price of our common stock on such date as reported on The NASDAQ Stock Market, exceeded the applicable exercise price of such accelerated options, by (ii) the number of accelerated options.

(4)	For Mr. Hinton, this is the value (as of December 31, 2010) of the annuity that was purchased by us to assist us with the funding of our annuity obligations in certain events as specified in his employment agreement, although Mr. Hinton cannot commence receiving payments under these annuity obligations until he reaches age 53 (or later, if he so elects).

(5)	Assuming the termination of the named executive officer’s employment within three years thereafter either (i) by our successor without cause, or (ii) by the officer for good reason (for Messrs. Hinton and Zuiderveen) or for any reason (for Mr. Hutter), as discussed above under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control—Employment Agreements.”

(6)	Does not include the proceeds of any life insurance policies funded by us and payable to the named executive officer’s beneficiaries upon death.

(7)	The expiration of the term of the employment agreements, for all the named executive officers, occurs after December 31, 2010, but for purposes of this table is assumed to occur on December 31, 2010.
Equity Compensation Plan Information
We have two equity incentive compensation plans that have been approved by our stockholders under which shares of our common stock have been authorized for issuance to our directors, officers, employees, advisors and consultants and awards have been made and were outstanding as of December 31, 2010:
•	our 1998 Stock Incentive Plan; and

•	our 2008 Stock Incentive Plan.
In addition, during 2006 we issued stock options to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders, which are the only outstanding options granted under plans not approved by our stockholders.
The following table contains information about the shares of our common stock that may be issued upon the exercise of options that were outstanding under our existing equity compensation plans as of December 31, 2010:

				Number of securities
				remaining available for
	Number of securities to		Weighted-average	future issuance under
	be issued upon exercise		exercise price of	equity compensation plans
	of outstanding options,		outstanding options,	(excluding securities
	warrants and rights		warrants and rights	reflected in column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	1,166,411	(1)	$5.66	129,014	(2)

Equity compensation plans not approved by security holders	80,000		10.64	0

Total	1,246,411		$5.98	129,014	(2)

(1)	Represents options to purchase shares of common stock granted under our 1998 Stock Incentive Plan and our 2008 Stock Incentive Plan that were outstanding but unexercised as of December 31, 2010.

(2)	Represents shares of common stock available for issuance under our 2008 Stock Incentive Plan as of December 31, 2010, which counts each stock option as one share and each share of restricted stock as 1.5 shares. We cannot make any additional awards under our 1998 Stock Incentive Plan.

DIRECTOR COMPENSATION
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board. In setting the compensation for our directors, we consider the significant amount of time that directors spend fulfilling their duties to us, on both our board and on committees of the board, as well as the skill-level required of members of the board. The Compensation Committee periodically reviews the compensation of our directors and, from time to time, recommends to the full board changes to the compensation of our directors. In addition, we have adopted stock ownership guidelines that require each non-employee director to own shares of our common stock with a market value of at least three times the annual retainer, commencing December 31, 2012. See “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.”
Compensation Arrangements
Directors who are also officers or employees of us or any of our subsidiaries do not receive any additional compensation for serving on the board of directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the board and its committees. Our directors who are not also officers or employees of us or any of our subsidiaries, which we refer to as non-employee directors, receive a combination of cash, derived from a board retainer fee, committee chairmanships and committee attendance fees, and initial and annual grants of equity awards.
During fiscal 2010, each non-employee director received a monthly retainer of $3,000 for his service on the board, plus a fee of $1,500 for each committee meeting attended. Only one fee for committee meeting attendance is paid per day regardless of how many committee meetings are attended that day. Our non-executive Chairman of the Board receives an annual fee of $15,000 for his service in that capacity, in addition to receiving the compensation paid to the other non-employee directors. The chairman of each committee receives an annual fee of $7,500. We do not provide any life insurance, disability, health care coverage, retirement or pension plans or other benefits to our non-employee directors.
In addition, each non-employee director receives an annual award of shares of restricted stock with an aggregate fair market value, based on the closing sale price of our common stock on the date of grant, equal to $50,000, which award vests in four equal quarterly installments over the succeeding year. Each person who is first elected or appointed as a non-employee director will receive an initial award of restricted shares with a fair market value equal to $100,000, based upon the average closing sale price of our common stock over the 12 months preceding the grant date, which award will vest in three equal installments on the first, second and third anniversary of such grant.
As of April 18, 2011, options to purchase 61,111 shares of common stock were outstanding to our current non-employee directors, at exercise prices ranging from $2.95 to $14.78 per share. See the Director Compensation Table below.
Director Compensation Table
The following table summarizes the total compensation we paid to our non-employee directors for fiscal 2010:
Director Compensation for Fiscal 2010

	Fees Earned or Paid in	Stock
	Cash	Awards	Total
Name(1)	($)(2)	($)(3)(4)	($)
Anthony D. Pell	91,500	50,000	141,500
Kevin P. Collins	76,500	50,000	126,500
John A. (Andy) Miller	76,500	50,000	126,500
Thomas J. Madden III	76,500	50,000	126,500

(1)	Sidney Hinton, who served as a director during fiscal 2010, is not included in this table because as our President and Chief Executive Officer during fiscal 2010 he received no separate or additional compensation for his service on the board of directors. The compensation received by Mr. Hinton as an executive officer during fiscal 2010 is shown in the Summary Compensation Table under “Executive Compensation.”

(2)	Includes all fees earned for services as a director, including the annual cash retainer for service on our board, annual committee chair retainers, committee meeting attendance fees and, for Mr. Pell, the $15,000 annual fee for services as Chairman of the Board.

(3)	On June 8, 2010, each non-employee director was granted an annual director award of 5,230 shares of restricted common stock, vesting in four equal quarterly installments over the subsequent 12 months, and the grant date fair value of this award, as computed in accordance with ASC Topic 718, was $9.56 per share, based upon the closing sale price of our common stock on the date of grant.

(4)	The following table shows the number of unvested shares of restricted stock outstanding, and the number of shares of common stock that could be acquired upon the exercise of outstanding options, held by the non-employee directors as of December 31, 2010:

		Unvested Shares of
		Restricted
	Options Outstanding on	Stock Outstanding as of
Name(a)	December 31, 2010(b)	December 31, 2010(c)
Anthony D. Pell	62,500	2,615
Kevin P. Collins	51,111	2,615
John A. (Andy) Miller	15,000	2,615
Thomas J. Madden III	0	13,726

(a)	The outstanding options held by Mr. Hinton as of December 31, 2010 are shown in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation.”

(b)	All options were fully vested as of December 31, 2010.

(c)	Represents only shares of restricted stock that had not vested as of December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted a written policy regarding the review and approval of related person transactions. Under this policy, our Audit Committee, all the members of which are independent directors, must review any material transaction in which we are a participant and any related person has a direct or indirect material interest. The Audit Committee may approve the related person transaction if it determines that the transaction is on terms that are comparable to, or no less favorable to us than, terms that could be obtained from unaffiliated persons, and that the transaction is in or not inconsistent with the best interests of us and our stockholders. For purposes of this policy, related persons means our directors, officers, 5% stockholders, the immediate family members of any of the foregoing persons, and any firms, corporations, partnerships or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
Jonathan Hinton, who is the son of Sidney Hinton, our President and Chief Executive Officer, was employed by our PowerSecure subsidiary as its Senior Vice President until he resigned in October 2008. Under the terms of his employment and non-competition agreement with us, Mr. J. Hinton was entitled to receive commissions based upon the gross margin of sales of projects, equipment and inventory generated by his primary sales efforts, which commissions are paid as we recognize revenues on the projects from the customers. He is entitled to continue to receive commissions based on projects generated by his sales efforts for which we record revenues and collect sales proceeds after his resignation.
In August 2009, we entered into a distributorship and non-competition arrangement with Mr. J. Hinton and Apex Controls, Inc., a company controlled by Mr. J. Hinton. Under this arrangement, we appointed Apex as our independent, non-exclusive distributor, primarily to sell and distribute our EfficientLights LED lighting solutions for refrigerated cases. In addition, this arrangement restricted Mr. J. Hinton and Apex from competing with our other businesses through October 1, 2015. We have the right of first refusal to purchase Apex upon the proposed sale of 50% or more of the assets or equity of Apex, on the same basis as the proposed purchaser. In consideration for Apex’s services and the covenants and obligations of Apex and Mr. J. Hinton, we agreed to pay Apex a commission, on an as-collected basis, for sales of our products and services generated by Apex, as well as $200,000 for entering into the distributorship and non-competition arrangement and additional payments of $200,000 in January 2010 and $100,000 annually from 2011 through 2015. The distributorship and non-competition arrangement will continue until October 1, 2015, although it may be terminated earlier upon an unremedied breach or default or upon other adverse events related to Apex. Our payment obligations continue and could accelerate upon a sale of our PowerSecure subsidiary and terminate upon the death of Mr. J. Hinton. The distributorship and non-competition arrangement was approved by the Audit Committee. In 2010, we paid Mr. J. Hinton a total of $310,863 for commissions earned in accordance with his employment agreement, and we paid Mr. J. Hinton and Apex a total of $200,000 under the distributorship and non-competition arrangement.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements require us to indemnify such persons against certain liabilities that may arise against them by reason of their status or service as our officers or directors, to the fullest extent permitted by Delaware law, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We maintain insurance policies covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions, up to policy limits. We believe these agreements and insurance policies are necessary to attract and retain qualified individuals to serve as directors and executive officers.

AUDIT COMMITTEE REPORT
The Audit Committee of the board of directors consists of four members of the board, each of whom is independent under our Standards of Director Independence, the current listing standards of The NASDAQ Stock Market and the applicable rules and regulations of the SEC. The Audit Committee operates under a formal written charter, which has been approved by the board of directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter of the Audit Committee is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the board of directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation of, and oversee our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.
In discharging its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Hein & Associates LLP, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2010. The Audit Committee also discussed with Hein the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee met with Hein, with and without management present, to discuss and review the results of their examination of our financial statements and the overall quality, not just the acceptability, of our financial reports and accounting principles. The Audit Committee also considered and discussed with management and Hein other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.
In addition, the Audit Committee received from Hein the written disclosures and the letter from Hein required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Hein their independence and considered the compatibility of non-audit services performed by Hein with their independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has appointed Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and recommends that stockholders ratify that appointment.
The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.
Audit Committee
Anthony D. Pell, Chairman
Kevin P. Collins
John A. (Andy) Miller
Thomas J. Madden III

INCORPORATION BY REFERENCE
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.
ANNUAL REPORT
Our 2010 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and includes our audited consolidated financial statements for the fiscal year ended December 31, 2010, accompanies this proxy statement but is not a part of this proxy statement or our proxy solicitation materials. We will provide, without charge, additional copies of our 2010 Annual Report to any stockholder upon receipt of a written request, addressed to us at:
PowerSecure International, Inc.,
1609 Heritage Commerce Court,
Wake Forest, North Carolina 27587,
Attention: Investor Relations
Our 2010 Annual Report to Stockholders is also available electronically at www.edocumentview.com/powr.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5, and to furnish us with copies of all such reports that they file. Based solely upon our review of the copies of such forms received by us, we believe that, during fiscal 2010, all reports required by Section 16(a) to be filed by such persons were timely filed, except that one report of the sale of shares was filed one day late and another report of two sales of shares was filed four days late by Mr. Miller.
STOCKHOLDER PROPOSALS
Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.
Proposals to be Included in our Proxy Materials
In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2012 annual meeting of stockholders, the written proposal must be received by our Secretary at our principal executive offices on or before December 29, 2011. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2012 annual meeting of stockholders.
Other Proposals and Nominations
Our by-laws establish advance notice procedures that a stockholder must comply with in order (i) to nominate persons for election to our board of directors at an annual meeting of stockholders or (ii) to bring other items of business before an annual meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8.
Our by-laws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of the meeting given by or at the direction of our board of directors, (2) brought before the meeting by or at the direction of our board of directors, or (3) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record both when such stockholder gave such notice and at the time of the annual meeting, (b) is entitled to vote at the annual meeting, and (c) complies with the notice procedures in our by-laws by delivering timely written notice to our corporate secretary, which notice must contain the information specified in our by-laws concerning the matters to be brought before such annual meeting and concerning the stockholder making the proposal. These by-law requirements are separate from the SEC requirements under Rule 14a-8 that a stockholder must comply with in order to have a stockholder proposal included in our proxy statement.

These advance notice procedures require that, among other things, notice of a stockholder proposal of an item of business not intended to be included in our proxy statement must be submitted by a stockholder in writing to and received by our Secretary not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days before or after the anniversary of the date of the preceding annual meeting, in which case we must receive the notice not later than 90 days before the date of the annual meeting or, if later, 10 days following the date on which public disclosure of the date of the annual meeting is first made. For stockholder proposals to be timely for our 2012 annual meeting, a stockholder must deliver written notice to our corporate secretary at our principal executive officers not earlier than February 14, 2012 and not later than March 15, 2012. However, if the date of our 2012 annual meeting is changed by more than 30 days from the anniversary date of the 2011 Annual Meeting, then the notice of the stockholder proposal must be received not later than 90 days before the date of the 2012 annual meeting or, if later, 10 days following the date on which public announcement of the date of the 2012 annual meeting is first made.
In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must give timely notice of such nomination to our secretary at our principal executive offices, which notice must contain the information specified in our by-laws concerning the person to be nominated as a director and concerning the stockholder making the nomination. To be timely, such notice must be received by our secretary within the time period described in the paragraph above for stockholder proposals not intended to be included in our proxy statement. In addition, the proposed nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee.
Only such business may be conducted at an annual meeting of stockholders as shall have been properly brought before the annual meeting in accordance with the procedures set forth in the advance notice provisions of our by-laws. The chairman of our 2012 annual meeting will have the discretion to determine if a nomination or another item of business proposed by a stockholder has been proposed in accordance with the procedures set forth in our by-laws, and if not, declare that the nomination or other item of business be disregarded. Only nominations for director and proposals of other items of business submitted in accordance with the advance notice provisions of our by-laws will be eligible for presentation at our 2012 annual meeting, and any matter not submitted in accordance with such provisions will not be considered or acted upon at our 2012 annual meeting.
A copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates may be obtained by a stockholder, without charge, upon written request to our corporate secretary at our principal executive offices.
Notice and Other Information
All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, NC 27587
Attention: Secretary
Any stockholder proposal must also comply with all other applicable provisions of our second restated certificate of incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the board of directors for the 2012 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

OTHER MATTERS
As of the date of this proxy statement, the board of directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.
By Order of the Board of Directors
Sidney Hinton
President and Chief Executive Officer
Wake Forest, North Carolina
April 28, 2011
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders To Be Held on June 13, 2011:
This proxy statement and our 2010 Annual Report to Stockholders are available at
www.edocumentview.com/powr.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
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Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposals 2 and 4, and 3 YRS on Proposal 3.
+
1.	To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified.

	For	Withhold		For	Withhold
01 - Kevin P. Collins	☐	☐	02 - John A. (Andy) Miller	☐	☐

	For	Against	Abstain		3 Yrs	2 Yrs	1 Yr	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐	3. To select, on an advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐
	For	Against	Abstain
4. To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐	5. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.	☐

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 13, 2011
The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2011 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Monday, June 13, 2011, at 9:00 a.m. at the Hampton Inn Hotel, 12318 Wake Union Church Road, Wake Forest, North Carolina, and at any adjournments or postponements thereof, as indicated on the reverse.
The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1, 2 and 4, 3 YRS on Proposal 3 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 13, 2011:
The proxy statement and our 2010 Annual Report to Stockholders are available at www.edocumentview.com/powr.
(Proposals to be voted appear on reverse side).

Powersecure International, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposals 2 and 4, and 3 YRS on Proposal 3.
+
1.	To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified.

	For	Withhold		For	Withhold
01 - Kevin P. Collins	☐	☐	02 - John A. (Andy) Miller	☐	☐

		For	Against	Abstain			3 Yrs	2 Yrs	1 Yr	Abstain
2.	To approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐	3.	To select, on an advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

		For	Against	Abtain
4.	To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐	5.	In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	+
01BOJB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 13, 2011
The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2011 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Monday, June 13, 2011, at 9:00 a.m. at the Hampton Inn Hotel, 12318 Wake Union Church Road, Wake Forest, North Carolina, and at any adjournments or postponements thereof, as indicated on the reverse.
The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1, 2 and 4, 3 YRS on Proposal 3 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 13, 2011:
The proxy statement and our 2010 Annual Report to Stockholders are available at www.edocumentview.com/powr.
(Proposals to be voted appear on reverse side).